                                                                    Exhibit 4.4

===============================================================================


                          CASELLA WASTE SYSTEMS, INC.,
                                   as Issuer,


                          the GUARANTORS named herein,
                                 as Guarantors,


                                       and


                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee


                          ----------------------------


                                    INDENTURE


                          ----------------------------

                          Dated as of January 24, 2003

                          ----------------------------

                    9.75% Senior Subordinated Notes due 2013


===============================================================================

                              CROSS-REFERENCE TABLE

    TIA                                                                             Indenture
Section                                                                               Section
-------                                                                             ---------
310(a)(1)..................................................................         7.10
   (a)(2)..................................................................         7.10
   (a)(3)..................................................................         N.A.
   (a)(4)..................................................................         N.A.
   (a)(5)..................................................................         7.08; 7.10
   (b).....................................................................         7.08; 7.10; 12.02
   (c).....................................................................         N.A.
311(a).....................................................................         7.11
   (b).....................................................................         7.11
   (c).....................................................................         N.A.
312(a).....................................................................         2.05
   (b).....................................................................         12.03
   (c).....................................................................         12.03
313(a).....................................................................         7.06
   (b)(1)..................................................................         7.06
   (b)(2)..................................................................         7.06
   (c).....................................................................         7.06; 12.02
   (d).....................................................................         7.06
314(a).....................................................................         4.09; 4.19; 12.02
   (b).....................................................................         N.A.
   (c)(1)..................................................................         7.02; 12.04; 12.05
   (c)(2)..................................................................         7.02; 12.04; 12.05
   (c)(3)..................................................................         N.A.
   (d).....................................................................         N.A.
   (e).....................................................................         12.05
   (f).....................................................................         N.A.
315(a).....................................................................         7.01(b)
   (b).....................................................................         7.05
   (c).....................................................................         7.01
   (d).....................................................................         6.05; 7.01(c)
   (e).....................................................................         6.11
316(a)(last sentence)......................................................         2.09
   (a)(1)(A)...............................................................         6.02
   (a)(1)(B)...............................................................         6.04
   (a)(2)..................................................................         9.02
   (b).....................................................................         6.07
   (c).....................................................................         9.05
317(a)(1)..................................................................         6.08
   (a)(2)..................................................................         6.09
   (b).....................................................................         2.04
318(a).....................................................................         12.01
   (c).....................................................................         12.01

----------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
                                               ARTICLE ONE

                                DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.............................................................................1
SECTION 1.02.  Other Definitions......................................................................31
SECTION 1.03.  Incorporation by Reference of TIA......................................................32
SECTION 1.04.  Rules of Construction..................................................................32

                                               ARTICLE TWO

                                                THE NOTES

SECTION 2.01.  Form and Dating........................................................................33
SECTION 2.02.  Execution and Authentication...........................................................34
SECTION 2.03.  Registrar and Paying Agent.............................................................34
SECTION 2.04.  Paying Agent To Hold Assets in Trust...................................................35
SECTION 2.05.  Holder Lists...........................................................................35
SECTION 2.06.  Transfer and Exchange..................................................................36
SECTION 2.07.  Replacement Notes......................................................................36
SECTION 2.08.  Outstanding Notes......................................................................37
SECTION 2.09.  Treasury Notes.........................................................................37
SECTION 2.10.  Temporary Notes........................................................................37
SECTION 2.11.  Cancellation...........................................................................38
SECTION 2.12.  Defaulted Interest.....................................................................38
SECTION 2.13.  CUSIP Number...........................................................................38
SECTION 2.14.  Deposit of Moneys......................................................................39
SECTION 2.15.  Book-Entry Provisions for Global Notes.................................................39
SECTION 2.16.  Special Transfer Provisions............................................................40

                                              ARTICLE THREE

                                                REDEMPTION

SECTION 3.01.  Notices to Trustee.....................................................................43
SECTION 3.02.  Selection of Notes To Be Redeemed......................................................43
SECTION 3.03.  Notice of Redemption...................................................................44
SECTION 3.04.  Effect of Notice of Redemption.........................................................45

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                                                                                                    ----
SECTION 3.05.  Deposit of Redemption Price............................................................45
SECTION 3.06.  Notes Redeemed in Part.................................................................45

                                               ARTICLE FOUR

                                                COVENANTS

SECTION 4.01.  Payment of Notes.......................................................................46
SECTION 4.02.  Maintenance of Office or Agency........................................................46
SECTION 4.03.  Corporate Existence....................................................................47
SECTION 4.04.  Payment of Taxes and Other Claims......................................................47
SECTION 4.05.  Maintenance of Properties and Insurance................................................47
SECTION 4.06.  Compliance Certificate; Notice of Default..............................................48
SECTION 4.07.  Compliance with Laws...................................................................48
SECTION 4.08.  Waiver of Stay, Extension or Usury Laws................................................49
SECTION 4.09.  Change of Control......................................................................49
SECTION 4.10.  Incurrence of Indebtedness and Issuance of Preferred Stock.............................51
SECTION 4.11.  Restricted Payments....................................................................54
SECTION 4.12.  Liens..................................................................................58
SECTION 4.13.  Asset Sales............................................................................59
SECTION 4.14.  Transactions with Affiliates...........................................................62
SECTION 4.15.  Dividend and Other Payment Restrictions Affecting Subsidiaries.........................64
SECTION 4.16.  Additional Subsidiary Guarantees.......................................................66
SECTION 4.17.  No Senior Subordinated Debt............................................................66
SECTION 4.18.  Reports to Holders.....................................................................67
SECTION 4.19.  Designation of Restricted and Unrestricted Subsidiaries................................68
SECTION 4.20.  Sale and Leaseback Transactions........................................................68
SECTION 4.21.  Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries.....69
SECTION 4.22.  Business Activities....................................................................69
SECTION 4.23.  Payments for Consent...................................................................69

                                               ARTICLE FIVE

                                          SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation, or Sale of Assets...............................................70

                                                                                                    Page
                                                                                                    ----
                                               ARTICLE SIX

                                           DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default......................................................................72
SECTION 6.02.  Acceleration...........................................................................74
SECTION 6.03.  Other Remedies.........................................................................75
SECTION 6.04.  Waiver of Past Defaults................................................................75
SECTION 6.05.  Control by Majority....................................................................75
SECTION 6.06.  Limitation on Suits....................................................................75
SECTION 6.07.  Rights of Holders To Receive Payment...................................................76
SECTION 6.08.  Collection Suit by Trustee.............................................................76
SECTION 6.09.  Trustee May File Proofs of Claim.......................................................76
SECTION 6.10.  Priorities.............................................................................77
SECTION 6.11.  Undertaking for Costs..................................................................77

                                              ARTICLE SEVEN

                                                 TRUSTEE

SECTION 7.01.  Duties of Trustee......................................................................78
SECTION 7.02.  Rights of Trustee......................................................................79
SECTION 7.03.  Individual Rights of Trustee...........................................................81
SECTION 7.04.  Trustee's Disclaimer...................................................................81
SECTION 7.05.  Notice of Default......................................................................81
SECTION 7.06.  Reports by Trustee to Holders..........................................................81
SECTION 7.07.  Compensation and Indemnity.............................................................82
SECTION 7.08.  Replacement of Trustee.................................................................83
SECTION 7.09.  Successor Trustee by Merger, Etc.......................................................84
SECTION 7.10.  Eligibility; Disqualification..........................................................84
SECTION 7.11.  Preferential Collection of Claims Against Casella......................................84

                                              ARTICLE EIGHT

                                    DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Termination of Casella's Obligations...................................................85
SECTION 8.02.  Legal Defeasance and Covenant Defeasance...............................................86
SECTION 8.03.  Conditions to Legal Defeasance or Covenant Defeasance..................................88
SECTION 8.04.  Application of Trust Money.............................................................89
SECTION 8.05.  Repayment to Casella...................................................................89
SECTION 8.06.  Reinstatement..........................................................................90

                                                                                                    Page
                                                                                                    ----
                                               ARTICLE NINE

                                   AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.............................................................90
SECTION 9.02.  With Consent of Holders................................................................91
SECTION 9.03.  Effect on Senior Debt..................................................................93
SECTION 9.04.  Compliance with TIA....................................................................93
SECTION 9.05.  Revocation and Effect of Consents......................................................93
SECTION 9.06.  Notation on or Exchange of Notes.......................................................94
SECTION 9.07.  Trustee To Sign Amendments, Etc........................................................94

                                               ARTICLE TEN

                                          SUBORDINATION OF NOTES

SECTION 10.01. Notes Subordinated to Senior Debt......................................................94
SECTION 10.02. Suspension of Payment When Senior Debt Is in Default...................................95
SECTION 10.03. Notes Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or
                Reorganization of Casella.............................................................96
SECTION 10.04. Payments May Be Made Prior to Dissolution..............................................98
SECTION 10.05. Holders To Be Subrogated to Rights of Holders of Senior Debt...........................98
SECTION 10.06. Obligations of Casella Unconditional...................................................99
SECTION 10.07. Notice to Trustee......................................................................99
SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating Agent........................100
SECTION 10.09. Trustee's Relation to Senior Debt.....................................................100
SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of Casella or Holders of
                Senior Debt. ........................................................................101
SECTION 10.11. Noteholders Authorize Trustee To Effectuate Subordination of Notes....................101
SECTION 10.12. This Article Ten Not To Prevent Events of Default.....................................102
SECTION 10.13. Trustee's Compensation Not Prejudiced.................................................102

                                              ARTICLE ELEVEN

                                           SUBSIDIARY GUARANTEE

SECTION 11.01. Unconditional Guarantee...............................................................102
SECTION 11.02. Subordination of Subsidiary Guarantee.................................................103
SECTION 11.03. Limitation on Guarantor Liability.....................................................104
SECTION 11.04. Execution and Delivery of Subsidiary Guarantee........................................104
SECTION 11.05. Release of a Guarantor................................................................105
SECTION 11.06. Waiver of Subrogation.................................................................106

                                                                                                    Page
                                                                                                    ----
SECTION 11.07. Immediate Payment.....................................................................106
SECTION 11.08. No Set-Off............................................................................106
SECTION 11.09. Guarantee Obligations Absolute........................................................107
SECTION 11.10. Guarantee Obligations Continuing......................................................107
SECTION 11.11. Guarantee Obligations Not Reduced.....................................................107
SECTION 11.12. Guarantee Obligations Reinstated......................................................107
SECTION 11.13. Guarantee Obligations Not Affected....................................................108
SECTION 11.14. Waiver................................................................................109
SECTION 11.15. No Obligation To Take Action Against Casella..........................................109
SECTION 11.16. Dealing with Casella and Others.......................................................109
SECTION 11.17. Default and Enforcement...............................................................110
SECTION 11.18. Amendment, Etc........................................................................110
SECTION 11.19. Acknowledgment........................................................................110
SECTION 11.20. Costs and Expenses....................................................................110
SECTION 11.21. No Merger or Waiver; Cumulative Remedies..............................................111
SECTION 11.22. Survival of Guarantee Obligations.....................................................111
SECTION 11.23. Guarantee in Addition to Other Guarantee Obligations..................................111
SECTION 11.24. Severability..........................................................................111
SECTION 11.25. Successors and Assigns................................................................111

                                              ARTICLE TWELVE

                                              MISCELLANEOUS

SECTION 12.01. TIA Controls..........................................................................112
SECTION 12.02. Notices...............................................................................112
SECTION 12.03. Communications by Holders with Other Holders..........................................114
SECTION 12.04. Certificate and Opinion as to Conditions Precedent....................................114
SECTION 12.05. Statements Required in Certificate or Opinion.........................................114
SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.............................................115
SECTION 12.07. Legal Holidays........................................................................115
SECTION 12.08. Governing Law.........................................................................115
SECTION 12.09. No Adverse Interpretation of Other Agreements.........................................115
SECTION 12.10. No Recourse Against Others............................................................115
SECTION 12.11. Successors............................................................................115
SECTION 12.12. Duplicate Originals...................................................................116
SECTION 12.13. Severability..........................................................................116

Signatures...........................................................................................S-1

Exhibit A  -   Form of Note
Exhibit B  -   Form of Legends

Exhibit C  -   Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit D  -   Form of Certificate To Be Delivered in Connection with Transfers
               Pursuant to Regulation S
Exhibit E  -   Form of Notation of Subsidiary Guarantee

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

          INDENTURE dated as of January 24, 2003 among CASELLA WASTE SYSTEMS, INC., a Delaware corporation ("CASELLA"), as issuer, and each of the Guarantors named herein, as Guarantors, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Trustee (the "TRUSTEE").

          Casella has duly authorized the creation of an issue of 9.75% Senior Subordinated Notes due 2013 and, to provide therefor, Casella has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by Casella and authenticated and delivered hereunder, the valid and binding obligations of Casella and to make this Indenture a valid and binding agreement of Casella have been done.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          Set forth below are certain defined terms used in this Indenture.

          "ACQUIRED DEBT" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person or which is assumed by such specified Person at the time such specified Person acquires the assets of such other Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or selling its assets to, or becoming a Restricted Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

          "AGENT" means any Registrar, Paying Agent or co-Registrar.

          "AMEND" means amend, modify, supplement, restate or amend and restate, including successively; and "AMENDING" and "AMENDED" have correlative meanings.

          "ASSET" means any asset or property, whether real, personal or other, tangible or intangible.

          "ASSET SALE" means:

          (a) the sale, lease, conveyance or other disposition of any assets, other than sales of inventory in the ordinary course of business consistent with past practices (such inventory to include solid waste, recyclables and other by-products of the wastestream collected by Casella and its Restricted Subsidiaries and sold to, or disposed of with, third parties in the ordinary course of business consistent with past practices); and

          (b) the issuance of Equity Interests by any of Casella's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries or the sale of Equity Interests held by Casella or its Restricted Subsidiaries in any of its Unrestricted Subsidiaries.

          Notwithstanding the preceding, the following shall not be deemed to be Asset Sales:

          (1)     any single transaction or series of related transactions that
                  (x) involves assets having a fair market value of less than $5.0 million or (y) results in net proceeds to Casella and its Restricted Subsidiaries of less than $5.0 million;

          (2) a transfer of assets between or among Casella and/or one or more of its Wholly Owned Restricted Subsidiaries;

          (3) an issuance of Equity Interests by, or a transfer of Equity Interests in, a Wholly Owned Restricted Subsidiary to Casella or to another Wholly Owned Restricted Subsidiary;

          (4) the sale, lease, conveyance or other disposition of the assets or Equity Interests of the Specified Assets for fair market value thereof; PROVIDED that the aggregate net proceeds thereof are used as provided in clause (1), (2) or (3) of the second paragraph of Section 4.13 or to fund working capital of Casella and its Restricted Subsidiaries;

          (5) disposals or replacements in the ordinary course of business of equipment that has become worn-out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Casella and its Restricted Subsidiaries;

          (6)     the sale or disposition of cash or Cash Equivalents;

          (7) the release, surrender or waiver of contract, tort or other claims of any kind as a result of the settlement of any litigation or threatened litigation;

          (8) the granting or existence of Liens (and foreclosure thereon) not prohibited by this Indenture; and

          (9) a Restricted Payment or a Permitted Investment that is not prohibited by Section 4.11.

          "ATTRIBUTABLE DEBT" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

          "BOARD OF DIRECTORS" means (1) in the case of a corporation, the board of directors and (2) in all other cases, a body performing substantially similar functions as a board of directors.

          "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York or St. Paul, Minnesota are required or authorized by law or other governmental action to be closed.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means:

          (1)     in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CAPTIVE INSURANCE SUBSIDIARY" means Casella Insurance Company, a Vermont corporation, or its successors, so long as such Person is principally engaged in an insurance business.

          "CASELLA" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter shall mean such successor corporation.

          "CASH EQUIVALENTS" means:

          (1) a marketable obligation, maturing within one year after issuance thereof, issued, guaranteed or insured by the government of the United States of America or an instrumentality or agency thereof;

          (2) demand deposits, certificates of deposit, eurodollar time deposits, banker's acceptances, in each case, maturing within one year after issuance thereof, and overnight bank deposits, in each case, issued by any lender under the Senior Credit Facility, or a U.S. national or state bank or trust company or a European, Canadian or Japanese bank having capital, surplus and undivided profits of at least $500.0 million and whose long-term unsecured debt has a rating of "A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (PROVIDED that the aggregate face amount of all Investments in certificates of deposit or bankers' acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33-1/3% of all Investments described in this definition);

          (3) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A-2 or better by S&P or P-2 or better by Moody's, or the equivalent rating by any other nationally recognized rating agency;

          (4) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA-or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; and

          (5) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's or any other mutual fund at least 95% of the assets of which consist of the type specified in clauses (1) through (4) above.

          "CHANGE OF CONTROL" means the occurrence of any of the following:

          (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holder, is or becomes the Beneficial Owner, directly or indirectly, of securities representing 35% or more of the voting power of all Voting Stock of Casella; or

          (2) Continuing Directors shall cease to constitute at least a majority of the directors constituting the Board of Directors of Casella; or

          (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Casella and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holder; or

          (4) Casella consolidates with, or merges with or into, any Person other than the Permitted Holder, or any Person other than the Permitted Holder consolidates with, or merges with or into, Casella, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Casella is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Casella outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person or the parent of such surviving or transferee Person representing a majority of the voting power of all Voting Stock of such surviving or transferee Person or the parent of such surviving or transferee Person immediately after giving effect to such issuance; or

          (5) the adoption by the stockholders of Casella of a plan or proposal for the liquidation or dissolution of Casella.

          "COMMISSION" means the United States Securities and Exchange
Commission.

          "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of

          (1)     Consolidated Net Income, and

          (2) to the extent Consolidated Net Income has been reduced thereby,

                  - all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or income taxes attributable to Asset Sales and other sales or dispositions outside the ordinary course of business to the extent that gains or losses from such transactions have been excluded from the computation of Consolidated Net Income),

                  -    Consolidated Interest Expense, and

                  - Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (except to the extent such non-cash item increasing Consolidated Net Income relates to a cash benefit for any future period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of (x) Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the "FOUR QUARTER PERIOD") ending on or prior to the Transaction Date to (y) Consolidated Fixed Charges of such Person for the Four Quarter Period.

          For purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act to the incurrence, repayment or redemption of any Indebtedness of such Person or any of its Restricted Subsidiaries giving rise to the need to make such calculation and any incurrence, repayment or redemption of other Indebtedness, other than the incurrence, repayment or redemption of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence, repayment or redemption, as the case may be, occurred on the first day of the Four Quarter Period.

          In addition, Investments (including any Designation of Unrestricted Subsidiaries), Revocations, acquisitions, dispositions, mergers and consolidations that have been made by Casella or any of its Restricted Subsidiaries during the Four Quarter Period or subsequent to the Four Quarter Period and on or prior to the Transaction Date shall be given effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act, to the extent applicable, assuming that all such Investments, Revocations, acquisitions, dispositions, mergers and consolidations (and the reduction or increase of any associated Consolidated Fixed Charges and the change in Consolidated EBITDA, resulting therefrom) had occurred on the first day of the Four Quarter Period. If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into Casella or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, Revocation, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, Revocation, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable Four Quarter Period.

          If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a Person other than Casella or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such Guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such Guaranteed Indebtedness.

          Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the weighted average rate of interest during the Four Quarter Period;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

          (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the weighted average rate per annum during the Four Quarter Period resulting after giving effect to the operation of such agreements.

          "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of

          (1)     Consolidated Interest Expense, PLUS

          (2) the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period (PROVIDED that dividends paid by the increase in liquidation preference, or the issuance, of Disqualified Capital Stock shall be valued at the amount of such increase in liquidation preference or the value of the liquidation preference of such issuance, as applicable).

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication,

          (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation,

                  - any amortization of debt discount and amortization or write-off of deferred financing costs, excluding (x) the write-off of deferred financing costs as a result of the prepayments of Indebtedness on the Issue Date described in the Offering Circular and (y) the amortization of deferred financing costs recorded as of the Issue Date in connection with the Notes and the Senior Credit Facility;

                  - the net costs under Hedging Obligations, excluding the cost of terminating interest rate swaps in connection with the prepayment of Indebtedness on the Issue Date described in the Offering Circular;

                  -    all capitalized interest; and

                  -    the interest portion of any deferred payment obligation;

          (2) the interest component of Capital Lease Obligations and Attributable Debt paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

          (3) all interest on any Indebtedness of the type described in clause (a) or (b) of the concluding sentence of the first paragraph of the definition of "Indebtedness."

          "CONSOLIDATED NET INCOME" means, with respect to any Person (such Person, for purposes of this definition, the "REFERENT PERSON"), for any period, the net income (or loss) of the Referent Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded from such net income (loss), to the extent otherwise included therein, without duplication,

          (1) after-tax gains or losses on Asset Sales or other asset sales outside the ordinary course of business or abandonments or reserves relating thereto;

          (2) after-tax extraordinary gains or extraordinary losses determined in accordance with GAAP;

          (3) the net income (but not loss) of any Restricted Subsidiary of the Referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted;

          (4) the net income or loss of any Person that is not a Restricted Subsidiary of the Referent Person except to the extent of cash dividends or distributions paid to the Referent Person or to a Wholly Owned Restricted Subsidiary of the Referent Person (subject, in the case of a dividend or distribution paid to a Restricted Subsidiary, to the limitation contained in clause
                  (3) above);

          (5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

          (6) the net income of any Person earned prior to the date it becomes a Restricted Subsidiary of the Referent Person or is merged or consolidated with the Referent Person or any Restricted Subsidiary of the Referent Person;

          (7) in the case of a successor to the Referent Person by consolidation or merger or as a transferee of the Referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

          (8) gains or losses from the cumulative effect of any change in accounting principles; and

          (9) the write-off of deferred financing costs as a result of, and the costs of terminating interest rate swaps in connection with, the prepayments of Indebtedness on the Issue Date described in the Offering Circular.

          "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; PLUS

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

          "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries reducing the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

          "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of Casella who:

          (1) was a member of such Board of Directors on the date of this Indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee located at Goodwin Square, 23rd floor, 225 Asylum Street, Hartford, Connecticut 06103, Attention: Corporate Trust Services, or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business shall be administered.

          "COVERAGE RATIO EXCEPTION" has the meaning set forth in the first paragraph of Section 4.10.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "DEPOSITORY" shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

          "DESIGNATED SENIOR DEBT" means (1) the Senior Credit Facility and all Hedging Obligations with respect thereto and (2) any other Senior Debt permitted under this Indenture (a) the principal amount of which is $25.0 million or more and (b) that has been designated by Casella as "Designated Senior Debt."

          "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of Casella who (1) does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions and (2) is not an Affiliate, officer, director or employee of any Person (other than Casella or any Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "DISQUALIFIED CAPITAL STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is

          (1) required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the principal of the Notes; or

          (2) convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the principal of the Notes.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a "change of control" or "asset sale" will not constitute Disqualified Capital Stock if such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "EXCHANGE AND REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement dated as of January 21, 2003 among Casella, the Guarantors and the Initial Purchasers.

          "EXCHANGE NOTES" has the meaning set forth in the Exchange and Registration Rights Agreement.

          "EXISTING INDEBTEDNESS" means Indebtedness of Casella and its Restricted Subsidiaries in existence on the Issue Date (after giving effect to the use of proceeds from the offering of the Notes on the Issue Date and the initial borrowings under the Senior Credit Facility as described in the Offering Circular under the caption "Use of Proceeds") other than Indebtedness under the Senior Credit Facility and Indebtedness owed to Casella or any of its Subsidiaries, until such amounts are repaid.

          "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of Casella organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "FOUR QUARTER PERIOD" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in effect on the date of this Indenture.

          "GLOBAL NOTE" shall mean one or more IAI Global Notes, Regulation S Global Notes and 144A Global Notes.

          "GREENFIBER" means US GreenFiber LLC, a Delaware limited liability company.

          "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

          "GUARANTORS" means:

          (1) each of the following Restricted Subsidiaries of Casella:

     All Cycle Waste, Inc., a Vermont corporation;
     Alternate Energy, Inc., a Massachusetts corporation;
     Atlantic Coast Fibers, Inc., a Delaware corporation;
     B. and C. Sanitation Corporation, a New York corporation;
     Blasdell Development Group, Inc., a New York corporation;
     Bristol Waste Management, Inc., a Vermont corporation;
     Casella NH Investors Co., LLC, a Delaware limited liability company; Casella NH Power Co., LLC, a Delaware limited liability company;
     Casella RTG Investors Co., LLC, a Delaware limited liability company; Casella Transportation, Inc., a Vermont corporation;
     Casella Waste Management of Massachusetts, Inc., a Massachusetts
       corporation;
     Casella Waste Management of N.Y., Inc., a New York corporation;
     Casella Waste Management of Pennsylvania, Inc., a Pennsylvania corporation; Casella Waste Management, Inc., a Vermont corporation;
     Data Destruction Services, Inc., a Maine corporation;
     Fairfield County Recycling, Inc., a Delaware corporation;
     FCR Camden, Inc., a Delaware corporation;
     FCR Florida, Inc., a Delaware corporation;
     FCR Greensboro, Inc., a Delaware corporation;
     FCR Greenville, Inc., a Delaware corporation;
     FCR Morris, Inc., a Delaware corporation;
     FCR Plastics, Inc., a Delaware corporation;
     FCR Redemption, Inc., a Delaware corporation;
     FCR Tennessee, Inc., a Delaware corporation;
     FCR Virginia, Inc., a Delaware corporation;
     FCR, Inc., a Delaware corporation;
     Forest Acquisitions, Inc., a New Hampshire corporation;
     Grasslands Inc., a New York corporation;
     Hakes C & D Disposal, Inc., a New York corporation;

     Hiram Hollow Regeneration Corp., a New York corporation;
     The Hyland Facility Associates, a New York general partnership;
     K-C International, Ltd., an Oregon corporation;
     KTI Bio Fuels, Inc., a Maine corporation;
     KTI Energy of Virginia, Inc., a Virginia corporation;
     KTI Environmental Group, Inc., a New Jersey corporation;
     KTI New Jersey Fibers, Inc., a Delaware corporation;
     KTI Operations Inc., a Delaware corporation;
     KTI Recycling of New England, Inc., a Maine corporation;
     KTI Recycling of New Jersey, Inc., a Delaware corporation;
     KTI Specialty Waste Services, Inc., a Maine corporation;
     KTI, Inc., a New Jersey corporation;
     Maine Energy Recovery Company, Limited Partnership, a Maine limited partnership;
     Mecklenburg County Recycling, Inc., a Connecticut corporation;
     Natural Environmental, Inc., a New York corporation;
     New England Landfill Solutions, LLC, a Massachusetts limited liability company;
     New England Waste Services of Massachusetts, Inc., a Massachusetts
       corporation;
     New England Waste Services of ME, Inc., a Maine corporation;
     New England Waste Services of N.Y., Inc., a New York corporation;
     New England Waste Services of Vermont, Inc., a Vermont corporation;
     New England Waste Services, Inc., a Vermont corporation;
     Newbury Waste Management, Inc., a Vermont corporation;
     North Country Environmental Services, Inc., a Virginia corporation; Northern Properties Corporation of Plattsburgh, a New York corporation; Northern Sanitation, Inc., a New York corporation;
     PERC, Inc., a Delaware corporation;
     PERC Management Company Limited Partnership, a Maine limited partnership; Pine Tree Waste, Inc., a Maine corporation;
     R.A. Bronson Inc., a New York corporation;
     ReSource Recovery of Cape Cod, Inc., a Massachusetts corporation; Resource Recovery Systems of Sarasota, Inc., a Florida corporation; Resource Recovery Systems, Inc., a Delaware corporation;
     ReSource Transfer Services, Inc., a Massachusetts corporation;
     ReSource Waste Systems, Inc., a Massachusetts corporation;
     Rochester Environmental Park, LLC, a Massachusetts limited liability company;
     Schultz Landfill, Inc., a New York corporation;
     Sunderland Waste Management, Inc., a Vermont corporation;
     U.S. Fiber, Inc., a North Carolina corporation;
     Waste-Stream Inc., a New York corporation;

     Westfield Disposal Service, Inc., a New York corporation;
     Winters Brothers, Inc., a Vermont corporation; and

          (2) each other Subsidiary of Casella that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns, and in each case, until such Person is released from its Subsidiary Guarantee in accordance with the provisions of this Indenture.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, foreign currency collar agreements, foreign currency hedging agreements or foreign currency swap agreements or other similar arrangements or agreements; and

          (2) forward contracts, commodity swap agreements, commodity option agreements or other similar agreements or arrangements.

          "HOLDER" or "NOTEHOLDER" means the registered holder of any Note.

          "IAI GLOBAL NOTE" means a permanent global security in the form of EXHIBIT A hereto bearing the legend in EXHIBIT B and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold to the Initial Purchasers as set forth in the Offering Circular.

          "INCUR" means to directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness and "incurrence" shall have a correlative meaning. For the avoidance of doubt, the accrual of interest, accretion or amortization of original issue discount and increase in the liquidation preference of preferred stock in lieu of payment of cash dividends thereon shall not be an incurrence; PROVIDED, in each such case, that the amount thereof is included in Consolidated Fixed Charges of Casella as accrued in the respective period. For the avoidance of doubt, Existing Indebtedness shall be deemed to have been incurred prior to the date of this Indenture.

          "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1)     in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)     in respect of banker's acceptances;

          (4)     representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

          (6)     representing any Hedging Obligations;

          (7) representing any Disqualified Capital Stock of such Person and any Preferred Stock issued by a Restricted Subsidiary of such Person; or

          (8)     in respect of Attributable Debt,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Disqualified Capital Stock and Preferred Stock) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), and (b) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

          The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

          (2) the maximum fixed price upon the mandatory redemption or repurchase (including upon the option of the holder), in the case of Disqualified Capital Stock of such Person;

          (3) the maximum voluntary or involuntary liquidation preferences plus accrued and unpaid dividends, in the case of Preferred Stock of a Restricted Subsidiary of such Person; and

          (4) the principal amount thereof, together with any interest thereon that is more than 30 days past due or is redeemable at the option of the holder, in the case of any other Indebtedness.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "INITIAL PURCHASERS" means Goldman, Sachs & Co., Fleet Securities, Inc., Banc of America Securities LLC, ABN AMRO Incorporated and Comerica Securities, Inc.

          "INTEREST" means, with respect to the Notes, interest and any Liquidated Damages on the Notes.

          "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

          "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investment" excludes (1) extensions of trade credit by Casella and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Casella or such Restricted Subsidiary, as the case may be, and (2) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of Casella or any warrants, options or other rights to purchase or acquire any such Capital Stock. If Casella or any Restricted Subsidiary of Casella sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Casella such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Casella, Casella shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of Section 4.11. The amount of any Investment shall be the original cost of such Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment but less all cash distributions constituting a return of capital.

          "ISSUE DATE" means January 24, 2003, the date of original issuance of the Notes.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof (other than an operating lease), any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "LIQUIDATED DAMAGES" has the meaning set forth in the Exchange and Registration Rights Agreement.

          "MATURITY DATE" means February 1, 2013.

          "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

          "NET PROCEEDS" means the aggregate cash proceeds received by Casella or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

          "NON-U.S. PERSON" has the meaning assigned to such term in Regulation S.

          "NOTES" means, collectively, Casella's 9.75% Senior Subordinated Notes due 2013 issued in accordance with Section 2.02 (whether on the Issue Date or thereafter) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

          "OBLIGATIONS" means, with respect to any Indebtedness, the principal, premium, if any, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

          "OFFERING CIRCULAR" means the offering circular of Casella and the Guarantors dated January 21, 2003 relating to the Notes.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

          "OFFICERS' CERTIFICATE" means a certificate signed on behalf of Casella by any one of the following: the Chief Executive Officer, the President, the Vice President-Finance, the Chief Financial Officer, Treasurer, Controller or the Secretary of Casella and delivered to the Trustee.

          "144A GLOBAL NOTE" means a permanent global security in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Casella, a Guarantor or the Trustee.

          "PERMITTED BUSINESS" means the business of Casella and its Restricted Subsidiaries conducted on the Issue Date and businesses ancillary or reasonably related thereto, which, for purposes hereof, shall include the business conducted by GreenFiber and businesses ancillary or reasonably related thereto.

          "PERMITTED HOLDER" means Berkshire Partners LLC and its Affiliates.

          "PERMITTED INVESTMENTS" means:

          (1)     any Investment in Cash Equivalents;

          (2)     any Investment in Casella or any Guarantor;

          (3) any Investment by Casella or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

                  (a)  such Person becomes a Guarantor; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Casella or a Guarantor;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 4.13 or any transaction not constituting an Asset Sale by reason of the $5.0 million threshold contained in clause (1) of the definition thereof;

          (5) any Investment acquired in exchange for the issuance of, or acquired with the net cash proceeds of any substantially concurrent issuance and sale of, Qualified Capital Stock; PROVIDED that no such issuance or sale shall increase the Basket;

          (6) loans and advances in the ordinary course of business to employees, officers or directors of Casella or any of its Restricted Subsidiaries in an aggregate amount not to exceed $2.0 million at any one time outstanding;

          (7) Hedging Obligations permitted by clause (6) of the second paragraph of Section 4.10;

          (8) Investments in securities of trade creditors or customers received in settlement of obligations or upon the bankruptcy or insolvency of such trade creditors of customers pursuant to any plan of reorganization or similar arrangement; and

          (9) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since the date of this Indenture, not exceeding $15.0 million at any one time outstanding.

          The amount of Investments outstanding at any time pursuant to clause
(9) above shall be deemed to be reduced, without duplication:

          (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (9) above, by an amount equal to the return of capital with respect to such Investment to Casella or any of its Restricted Subsidiaries (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes;

          (b) upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the fair market value of Casella's proportionate interest in such Subsidiary immediately following such redesignation, and
                  (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (9) above; and

          (c) upon the making of an Investment in a Person that was not a Restricted Subsidiary of Casella immediately prior to the making of such Investment but that subsequently becomes a Restricted Subsidiary of Casella, by an amount equal to the lesser of (x) the fair market value of Casella's proportionate interest in such Subsidiary immediately following such redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (9) above.

          "PERMITTED JUNIOR SECURITIES" means: (1) Equity Interests in Casella or any Guarantor; or (2) debt securities of Casella or any Guarantor that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to this Indenture.

          "PERMITTED LIENS" means:

          (1) Liens on assets of Casella or any Guarantor to secure Senior Debt of Casella or such Guarantor;

          (2)     Liens in favor of Casella or any Restricted Subsidiary;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Casella or any Restricted Subsidiary of Casella; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Casella or its Restricted Subsidiary;

          (4) Liens on property existing at the time of acquisition thereof by Casella or any Restricted Subsidiary of Casella; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than the property so acquired;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure Indebtedness permitted by clause (3) of the second paragraph of Section 4.10 covering only the assets acquired with such Indebtedness;

          (7) Liens existing on the date of this Indenture and continuation statements with respect to such Liens filed in accordance with the provisions of the Uniform Commercial Code or similar state commercial codes;

          (8) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (9) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; PROVIDED that such Liens (A) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (B) do not extend to or cover any property or assets of Casella or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

          (10) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (11) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (12) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (13)    Liens securing Hedging Obligations;

          (14) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (15) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens incurred in the ordinary course of business;

          (16) Liens on any landfill acquired after the Issue Date securing reasonable royalty or similar payments (determined by reference to volume or weight utilized) due to the seller of such landfill as a consequence of such acquisition;

          (17) Liens on the Capital Stock of Hardwick Landfill, Inc., Roach Enterprises, LLC or their successors or on the Capital Stock of any Restricted Subsidiary acquiring the assets of such companies securing the Obligations of Casella incurred in connection with the acquisition of Hardwick Landfill, Inc., Roach Enterprises, LLC or their assets to the sellers thereof; and

          (18) other Liens incurred in the ordinary course of business of Casella or any Restricted Subsidiary of Casella with respect to obligations that do not exceed $5.0 million at any one time outstanding.

          "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Casella or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance other Indebtedness of Casella or any of its Restricted Subsidiaries; PROVIDED that:

          (1) the principal amount (or accreted value, if applicable) or liquidation preference of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on the Indebtedness, or the liquidation preference, plus accrued dividends and premium, if any, on the Preferred Stock, so refinanced (plus the amount of reasonable expenses incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date, or mandatory redemption date, later than the final maturity date, or mandatory redemption date as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Preferred Stock being refinanced;

          (3) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being refinanced;

          (4) if the Indebtedness being refinanced ranks PARI PASSU with the Notes, such Permitted Refinancing Indebtedness ranks PARI PASSU with, or is subordinated in right of payment to, the Notes;

          (5)     Preferred Stock shall be refinanced only with Preferred Stock;
                  and

          (6) the obligor(s) on the Permitted Refinancing Indebtedness thereof shall include only obligor(s) on such Indebtedness being refinanced, Casella and/or one or more of the Guarantors.

          "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture or a governmental agency or political subdivision thereof.

          "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

          "PRIVATE PLACEMENT LEGEND" means the legends initially set forth on the Notes in the form set forth in EXHIBIT B.

          "PUBLIC EQUITY OFFERING" means any underwritten public offering of common stock of Casella.

          "PURCHASE MONEY OBLIGATIONS" means Indebtedness of Casella or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any assets to be used in the business of Casella or such Restricted Subsidiary; PROVIDED, HOWEVER, that (1) the aggregate amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall be incurred no later than 180 days after the acquisition of such assets or such construction or improvement and (3) such Indebtedness shall not be secured by any assets of Casella or any of its Restricted Subsidiaries other than the assets so acquired, constructed or improved.

          "QUALIFIED CAPITAL STOCK" means any Capital Stock of Casella that is not Disqualified Capital Stock.

          "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "RECORD DATE" means the applicable Record Date specified in the Notes; PROVIDED that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

          "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

          "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

          "REFINANCE" means to extend, refinance, renew, replace, defease or refund, including successively; and "refinancing" and "refinanced" shall have correlative meanings.

          "REGULATION S" means Regulation S under the Securities Act.

          "REGULATION S GLOBAL NOTE" means a permanent global security in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

          "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

          "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "RESTRICTED SECURITY" means a Note that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "RULE 144A" means Rule 144A under the Securities Act.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "SALE AND LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby Casella or a Restricted Subsidiary of Casella transfers such property to a Person and Casella or a Restricted Subsidiary of Casella leases it from such Person.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

          "SENIOR CREDIT FACILITY" means the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated on or about the Issue Date, among Casella, the Guarantors, Fleet National Bank, as administrative agent, Bank of America, N.A., as syndication agent, and the lenders party thereto, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other borrowers, agents, creditors, lenders or group of creditors or lenders.

          "SENIOR DEBT" means:

          (1) all Indebtedness outstanding under the Senior Credit Facility, and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness permitted to be incurred by Casella or a Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with the Notes or subordinated in right of payment to the Notes or any other Indebtedness of Casella; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by Casella;

          (2) any Indebtedness of Casella to any of its Subsidiaries or other Affiliates;

          (3)     any trade payables; or

          (4) any Indebtedness that is incurred in violation of this Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (4) if the holders(s) of such obligation or their Representative shall have received an Officers' Certificate of Casella to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date of the initial borrowing thereunder is made would not) violate this Indenture).

          "SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK" means shares of Casella's Series A Redeemable Convertible Preferred Stock under the Certificate of Designations therefor in effect on the date of this Indenture or as thereafter amended in a manner not materially adverse to the Holders.

          "SIGNIFICANT SUBSIDIARY" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof or (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7), (8) or (9) of
Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

          "SPECIFIED ASSETS" means K-C International Ltd., the brokerage business of KTI Recycling of New England Inc., the brokerage business of Pine Tree Waste Inc., US GreenFiber LLC, KTI New Jersey Fibers, Inc., Atlantic Coast Fibers, Inc., Casella NH Investors Co., LLC, Casella NH Power Co., LLC, Casella RTG Investors Co., LLC, RTG Holdings Corporation and the companies and assets comprising the FCR operating segment, or the successors of the foregoing only with respect to the businesses conducted by the foregoing on the date of this Indenture.

          "STATED MATURITY" means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "SUBSIDIARY" means, with respect to any Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "SUBSIDIARY GUARANTEE" means the subordinated Guarantee by each Guarantor of Casella's payment obligations under this Indenture and the Notes, executed pursuant to this Indenture.

          "TAX" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

          "TAXING AUTHORITY" means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.04.

          "TRANSACTION DATE" means the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio.

          "TRANSFER" means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger or otherwise.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "UNRESTRICTED SECURITIES" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in EXHIBIT B, including, without limitation, the Exchange Notes.

          "UNRESTRICTED SUBSIDIARY" of any Person means

          - any Subsidiary of such Person that at the time of determination has been designated an Unrestricted Subsidiary, and has not been redesignated a Restricted Subsidiary, in accordance with Section 4.19; and

          -    any Subsidiary of such Unrestricted Subsidiary.

          "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Capital Stock at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount or liquidation preference of such Indebtedness or Disqualified Capital Stock.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.

               Term                                         Defined in Section
               ----                                         ------------------
"Affiliate Transaction"                                            4.14

"Alternate Offer"                                                  4.09

"Asset Sale Offer"                                                 4.13

"Asset Sale Offer Amount"                                          4.13

"Asset Sale Payment"                                               4.13

"Asset Sale Payment Date"                                          4.13

"Basket"                                                           4.11

"Change of Control Offer"                                          4.09

"Change of Control Payment"                                        4.09

"Change of Control Payment Date"                                   4.09

"Covenant Defeasance"                                              8.02

"Designation"                                                      4.19

"Event of Default"                                                 6.01

"Excess Proceeds"                                                  4.13

"Guarantee Obligations"                                           11.01

"Legal Defeasance"                                                 8.02

"Non-Payment Default"                                             10.02

"Participants"                                                     2.15

"Paying Agent"                                                     2.03

"Payment Blockage Notice"                                         10.02

"Payment Blockage Period"                                         10.02

"Payment Default"                                                 10.02

               Term                                         Defined in Section
               ----                                         ------------------
"Permitted Debt"                                                   4.10

"Physical Notes"                                                   2.01

"Registrar"                                                        2.03

"Replacement Assets"                                               4.13

"Restricted Payments"                                              4.11

"Revocation"                                                       4.19

"Surviving Person"                                                 5.01

SECTION 1.03.  INCORPORATION BY REFERENCE OF TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes.

          "INDENTURE SECURITY HOLDER" means a Holder or a Noteholder.

          "INDENTURE TO BE QUALIFIED" means this Indenture.

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

          "OBLIGOR" on the indenture securities means Casella, any Guarantor or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)     a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)     "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5)     provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (7) the words "including," "includes" and similar words shall be deemed to be followed by "without limitation."

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.  FORM AND DATING.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Casella shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication. Each Note shall have an executed Subsidiary Guarantee from each of the Guarantors endorsed thereon substantially in the form of EXHIBIT E.

          The terms and provisions contained in the Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, Casella, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144 and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in EXHIBIT A, deposited with the Trustee, as custodian for the Depository, duly executed by Casella (and having an executed Subsidiary Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in EXHIBIT B. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes issued in exchange for interests in a Global Note pursuant to
Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in EXHIBIT A (the "PHYSICAL NOTES").

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

          One Officer of Casella (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for Casella by manual or facsimile signature.

          If an Officer whose signature is on a Note or Subsidiary Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $150,000,000 upon a written order of Casella in the form of an Officers' Certificate. In addition, the Trustee shall authenticate Notes thereafter in unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including without limitation, Section 4.10) for original issue upon a written order of Casella in the form of an Officers' Certificate. Each such Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

          The Trustee may appoint an authenticating agent reasonably acceptable to Casella to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Casella and Affiliates of Casella.

          The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          Casella shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), (b) Notes may be presented or surrendered for payment ("PAYING AGENT") and (c) notices and demands to or upon Casella in respect of the Notes and this Indenture may be served. Casella may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve Casella of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. Casella may act as its own Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Sections
4.09 and 4.13, neither Casella nor any Affiliate of Casella shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. Casella, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. Casella initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

          Casella shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. Casella shall notify the Trustee, in advance, of the name and address of any such Agent. If Casella fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.  PAYING AGENT TO HOLD ASSETS IN TRUST.

          Casella shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Ten and Section 11.02, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by Casella or any other obligor on the Notes), and shall notify the Trustee of any Default by Casella (or any other obligor on the Notes) in making any such payment. Casella at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by Casella to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, Casella shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

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                                      -36-

SECTION 2.06.  TRANSFER AND EXCHANGE.

          Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to Casella and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, Casella shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but Casella may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

          The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) during a Change of Control Offer, an Alternate Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer, Alternate Offer or Asset Sale Offer and not withdrawn.

          Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07.  REPLACEMENT NOTES.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, Casella shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both Casella and the Trustee, to protect Casella, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Casella may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

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                                      -37-

          Every replacement Note is an additional obligation of Casella and every replacement Subsidiary Guarantee shall constitute an additional obligation of the Guarantor thereof.

SECTION 2.08.  OUTSTANDING NOTES.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because Casella, the Guarantors or any of their respective Affiliates holds the Note (subject to the provisions of Section 2.09).

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

          If the principal amount of any Note is considered paid under
Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than Casella or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Casella or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10.  TEMPORARY NOTES.

          Until definitive Notes are ready for delivery, Casella may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that Casella considers appropriate for temporary Notes. Without unreasonable delay, Casella shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding
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                                      -38-

the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11.  CANCELLATION.

          Casella at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than Casella or a Subsidiary), and no one else, shall cancel and, at the written direction of Casella, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, Casella may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If Casella or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.11.

SECTION 2.12.  DEFAULTED INTEREST.

          If Casella defaults in a payment of interest on the Notes, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. Casella may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by Casella for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, Casella shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.  CUSIP NUMBER.

          Casella in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. Casella will promptly notify the Trustee of any change in the CUSIP numbers.

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                                      -39-

SECTION 2.14.  DEPOSIT OF MONEYS.

          Prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Offer Payment Date, Casella shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Offer Payment Date, as the case may be.

SECTION 2.15.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in EXHIBIT B.

          Members of, or participants in, the Depository ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by Casella, the Trustee and any agent of Casella or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Casella, the Trustee or any agent of Casella or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies Casella that it is unwilling or unable to continue as Depository for any Global Note and a successor Depository is not appointed by Casella, with a copy to the Trustee, within 90 days of such notice or (ii) a Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books

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                                      -40-

and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and Casella shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

          (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) Casella shall execute, (ii) the Guarantors shall execute notations of Subsidiary Guarantees on and (iii) the Trustee shall upon written instructions from Casella authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

          (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.  SPECIAL TRANSFER PROVISIONS.

          (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
     (x) the requested transfer is after the second anniversary of the Issue Date; PROVIDED, HOWEVER, that neither Casella nor any Affiliate of Casella has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT C hereto and any legal opinions and certifications required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT D hereto;

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                                      -41-

          (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note or Regulation S Global Note, as the case may be, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note or Regulation S Global Note, as the case may be, in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

          (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred.

          (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

          (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
     (x) the requested transfer is after the second anniversary of the Issue Date; PROVIDED, HOWEVER, that neither Casella nor any Affiliate of Casella has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised Casella and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised Casella and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Casella as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

          (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

          (c) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (d) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to Casella and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered pursuant to an effective registration statement under the Securities Act.

          (e) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set

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                                      -43-

forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. Casella shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

          If Casella elects to redeem Notes pursuant to Section 5 or Section 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. Casella shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

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                                      -44-

          - if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          - if the Notes are not so listed, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate;

PROVIDED that, in the case of such redemption pursuant to Section 6 of the Notes or with Net Proceeds from an Asset Sale pursuant to the provisions of clause (3) of the second paragraph of Section 4.13, the Trustee will select the Notes on a PRO RATA basis or on as nearly a PRO RATA basis as practicable (subject to the procedures of the Depository).

          No Notes of $1,000 or less shall be redeemed in part.

SECTION 3.03.  NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a Redemption Date, Casella shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address. At Casella's request, the Trustee shall forward the notice of redemption in Casella's name and at Casella's expense. Each notice for redemption shall identify the Notes (including the CUSIP number) to be redeemed and shall state:

          (1)     the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3)     the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (5) that, unless Casella defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

          (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

          (8) the Section of the Notes pursuant to which the Notes are to be redeemed.

          The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption
Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          On or before 10:00 a.m. New York time on the Redemption Date, Casella shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date.

          If Casella complies with the preceding paragraph, then, unless Casella defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.  NOTES REDEEMED IN PART.

          If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or

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                                      -46-

Notes shall be issued in the name of the Holder thereof upon cancellation of the original Note or Notes.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

          Casella shall pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes, the Exchange and Registration Rights Agreement and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than Casella or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Casella shall pay interest on overdue principal (including, without limitation, post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate PER ANNUM borne by the Notes.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          Casella shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. Casella shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Casella shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          Casella may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Casella will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          Casella hereby initially designates U.S. Bank National Association, located at 100 Wall Street, Suite 2000, New York, New York 10005, as such office of Casella in accordance with Section 2.03.

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                                      -47-

SECTION 4.03.  CORPORATE EXISTENCE.

          Except as otherwise permitted by Article Five, Casella shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of Casella and each of its Restricted Subsidiaries; PROVIDED, HOWEVER, that Casella shall not be required to preserve any such right, franchise or corporate existence with respect to each such Restricted Subsidiary if the loss thereof would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Casella and its Restricted Subsidiaries taken as a whole.

SECTION 4.04.  PAYMENT OF TAXES AND OTHER CLAIMS.

          Each of Casella and the Guarantors shall, and shall cause each of the respective Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its respective Subsidiaries or upon the income, profits or property of it or any of its respective Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that Casella and the Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.05.  MAINTENANCE OF PROPERTIES AND INSURANCE.

          (a) Casella shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this
Section 4.05 shall prevent Casella or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of Casella or any such Restricted Subsidiary desirable in the conduct of the business of Casella or any such Restricted Subsidiary, and if such discontinuance or disposal would not, individually or in the aggregate, have a material

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                                      -48-

adverse effect on the ability of Casella or the Guarantors to perform each of their respective obligations hereunder; PROVIDED, FURTHER, that nothing in this
Section 4.05 shall prevent Casella or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

          (b) Casella shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

SECTION 4.06.  COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

          (a) Casella shall deliver to the Trustee, within 120 days after the close of each fiscal year (which on the date hereof is April 30), an Officers' Certificate stating that a review of the activities of Casella and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether Casella and each Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, Casella and each Guarantor during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should Casella elect to change the manner in which it fixes its fiscal year end.

          (b) Casella shall deliver to the Trustee as soon as possible and in any event within five days after Casella becomes aware of the occurrence of any Default an Officers' Certificate specifying the Default and describing its status with particularity and the action proposed to be taken thereto.

SECTION 4.07.  COMPLIANCE WITH LAWS.

          Casella shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in any such case, to the extent the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Casella and its Restricted Subsidiaries taken as a whole.

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                                      -49-

SECTION 4.08.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          Each of Casella and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive Casella or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Subsidiary Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09.  CHANGE OF CONTROL.

          If a Change of Control occurs, each Holder of Notes will have the right to require Casella to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a Change of Control Offer (the "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, Casella will offer to pay an amount in cash (the "CHANGE OF CONTROL PAYMENT") equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, Casella will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the "CHANGE OF CONTROL PAYMENT DATE") specified in such notice, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:

          (1) that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered and not withdrawn will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date;

          (3)     that any Note not tendered will continue to accrue interest;

          (4) that, unless Casella defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

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                                      -50-

          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

          (8) the circumstances and relevant facts regarding such Change of Control.

          On or before the Change of Control Payment Date, Casella will, to the extent lawful:

          - accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          - deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          - deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Casella.

          The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

          Prior to complying with any of the provisions of this Section 4.09, but in any event within 90 days following a Change of Control, Casella will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding

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                                      -51-

Senior Debt to permit the repurchase of Notes required by this covenant. Casella will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Payment Date.

          Casella will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by Casella and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          Notwithstanding the foregoing, Casella shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an "ALTERNATE OFFER") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer. The Alternate Offer must comply with all the other provisions applicable to the Change of Control Offer, shall remain, if commenced prior to the Change of Control, open for acceptance until the consummation of the Change of Control and must permit Holders to withdraw any tenders of Notes made into the Alternate Offer until the final expiration or consummation thereof.

          Casella will comply, and will cause any third party making a Change of Control Offer or an Alternate Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer or an Alternate Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, Casella will not be deemed to have breached its obligations under this Indenture by virtue of complying with such laws or regulations.

SECTION 4.10.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

          On or after the date of this Indenture (i) Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and (ii) Casella will not issue any Disqualified Capital Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED that Casella or any Guarantor may incur Indebtedness (including Acquired Debt), and Casella may issue Disqualified Capital Stock, if the Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.0 (this proviso, the "COVERAGE RATIO EXCEPTION").

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                                      -52-

          The first paragraph of this Section 4.10 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

          (1) Indebtedness and letters of credit under the Senior Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Casella and its Restricted Subsidiaries thereunder) in an aggregate principal amount not to exceed $375.0 million LESS the aggregate amount of all Net Proceeds of Asset Sales applied by Casella or any of its Subsidiaries since the date of this Indenture to repay Indebtedness under the Senior Credit Facility pursuant to clause (1) of the second paragraph of Section 4.13;

          (2) the Notes issued on the Issue Date, the Exchange Notes and the Subsidiary Guarantees thereof;

          (3) Capital Lease Obligations and Purchase Money Obligations, and Permitted Refinancing Indebtedness thereof, in an aggregate amount not to exceed $10.0 million at any time outstanding;

          (4) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refinance, (x) Existing Indebtedness or (y) Indebtedness incurred under the Coverage Ratio Exception or clause (2) of this paragraph or this clause (4);

          (5) Indebtedness owed by Casella or any of its Restricted Subsidiaries to Casella or any of its Restricted Subsidiaries; PROVIDED that:

                  (a) if Casella or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of Casella, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

                  (b) (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Casella or a Wholly Owned Restricted Subsidiary thereof and
          (y) any sale or other transfer of any such Indebtedness to a Person that is not either Casella or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Casella or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

          (6) Hedging Obligations with respect to (a) interest rates on any Indebtedness that is permitted by the terms of this Indenture to be outstanding, (b) foreign currency

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                                      -53-

     exchange rates, (c) prices of recycled paper, fiber, aluminum, tin, glass, rubber, plastics or other recycled products or (d) the price of fuel required for the operations of the businesses of Casella and its Restricted Subsidiaries; PROVIDED that (i) any such Hedging Obligation of the type described in clauses (b) through (d) will be permitted by this clause (6) only if it was entered into to protect Casella and its Restricted Subsidiaries from fluctuations in foreign currency exchange rates, the prices of recycled paper, fiber, aluminum, tin, glass, rubber, plastics or other recycled products or fuel covered by such agreements, as applicable, and not for speculative purposes, (ii) in the case of Hedging Obligations of the type described in clause (a) above, any such Hedging Obligations will be permitted by this clause (6) only to the extent the notional principal amount of such Hedging Obligations, when incurred, does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate and (iii) in the case of Hedging Obligations of the type described in clause (b) above, such Hedging Obligations do not increase the Indebtedness of Casella and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (7) obligations in the ordinary course of business in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion bonds and bid guarantees with respect to the assets or business of Casella or any of its Restricted Subsidiaries;

          (8) (x) the Guarantee by Casella or any Guarantor of Indebtedness of Casella or a Guarantor and (y) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of any other Restricted Subsidiary that is not a Guarantor; PROVIDED that, in each case, the Indebtedness being guaranteed is permitted to be incurred by another provision of this Indenture;

          (9) indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of Casella or any of its Restricted Subsidiaries or Capital Stock of any of its Restricted Subsidiaries; PROVIDED that the maximum aggregate liability in respect of all of such obligations outstanding under this clause (9) shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Casella and its Restricted Subsidiaries in connection with such dispositions;

          (10) Acquired Debt incurred by the debtor prior to the time that the debtor thereunder was acquired by or merged into Casella or any of its Subsidiaries, or prior to the time that the related asset was acquired by Casella or any of its Subsidiaries, and

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                                      -54-

     was not incurred in connection with, or in contemplation of, such acquisition or merger, and Permitted Refinancing Indebtedness thereof, in an aggregate amount not to exceed $10.0 million at any time outstanding;

          (11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds; PROVIDED that such Indebtedness is extinguished within five business days of incurrence; and

          (12) additional Indebtedness in an aggregate amount not to exceed $10.0 million at any time outstanding.

          Notwithstanding any other provision in this Section 4.10, the maximum amount of Indebtedness that Casella or any of its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded as a result of fluctuations in exchange rates of currencies. The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded, so long as the obligor is permitted to incur such obligation. For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the Coverage Ratio Exception, Casella will be permitted to divide and classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant (PROVIDED that all Indebtedness outstanding under the Senior Credit Facility on the Issue Date shall be deemed to have been incurred pursuant to clause (1) of the preceding paragraph).

SECTION 4.11.  RESTRICTED PAYMENTS.

          Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any other payment or distribution on account of Casella's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Casella or any of its Restricted Subsidiaries) or to the direct or indirect holders of Casella's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable solely in Qualified Capital Stock or dividends or distributions payable to Casella or any of its Restricted Subsidiaries);

          (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Casella or any of its Restricted Subsidiaries) any Equity Interests of Casella or any direct or indirect parent of Casella or any Restricted Subsidiary of Casella (other than any such Equity Interests owned by Casella or any of its Restricted Subsidiaries);

          (iii) make any payment on or with respect to, or purchase, redeem, prepay, decrease, defease or otherwise acquire or retire for value, any Indebtedness that is expressly subordinated in right of payment to the Notes or any Subsidiary Guarantee, except (x) any payment of interest or principal at the Stated Maturity thereof, (y) any payment made with Qualified Capital Stock and (z) any payment made to Casella or any of its Restricted Subsidiaries; or

          (iv)    make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default has occurred and is continuing or would occur as a consequence thereof;

          (2) Casella would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four Quarter Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Casella and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4) (only to the extent payable to Casella or any of its Restricted Subsidiaries), (5), (7) and (8) of the next succeeding paragraph), is less than the sum (the "BASKET"), without duplication, of

                  (a) 50% of the Consolidated Net Income of Casella for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Casella's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

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                                      -56-

                  (b) 100% of the aggregate net cash proceeds received by Casella since the Issue Date from the issuance and sale of Qualified Capital Stock or from the issuance and sale of convertible or exchangeable Disqualified Capital Stock or Indebtedness of Casella or any of its Restricted Subsidiaries that has been converted into or exchanged for Qualified Capital Stock (other than any issuance and sale to a Subsidiary of Casella), LESS the amount of any cash, or the fair market value of any other assets, distributed by Casella or any of its Restricted Subsidiaries upon such conversion or exchange (other than to Casella or any of its Restricted Subsidiaries), PLUS

                  (c) to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (a) above, 100% of
          (x) any amount received in cash by Casella or any of its Restricted Subsidiaries as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, and (y) the aggregate net cash proceeds received by Casella or any of its Restricted Subsidiaries upon the sale or other disposition of, the investee (other than an Unrestricted Subsidiary of Casella) of any Investment made by Casella and its Restricted Subsidiaries since the Issue Date; PROVIDED that the foregoing sum shall not exceed, in the case of any investee, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by Casella or any of its Restricted Subsidiaries in such investee subsequent to the Issue Date; PLUS

                  (d) to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (a) above, 100% of
          (x) any amount received in cash by Casella or any of its Restricted Subsidiaries as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, or upon the sale or other disposition of the Capital Stock of, an Unrestricted Subsidiary of Casella and (y) the fair market value of the net assets of an Unrestricted Subsidiary of Casella, at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or is liquidated into, Casella or any of its Restricted Subsidiaries, multiplied by Casella's proportionate interest in such Subsidiary; PROVIDED that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by Casella or any of its Restricted Subsidiaries in such Unrestricted Subsidiary subsequent to the Issue Date; PLUS

                  (e) to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (a) above, 100% of the amount of
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                                      -57-

          any Investment made (and treated as a Restricted Payment) since the Issue Date in a Person that subsequently becomes a Restricted Subsidiary of Casella.

          The preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of (a) any Indebtedness of Casella or any Guarantor that is expressly subordinated in right of payment to the Notes or any Subsidiary Guarantee or (b) any Equity Interests of Casella or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent issuance and sale (other than to a Subsidiary of Casella) of, Qualified Capital Stock; PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall not increase the Basket;

          (3) the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of Casella or any Guarantor which is expressly subordinated in right of payment to the Notes or any Subsidiary Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend or other distribution of earnings and profits by a Restricted Subsidiary of Casella to the holders of all of its Equity Interests on a PRO RATA basis or to the holders of the Equity Interests of GreenFiber in accordance with the terms of the limited liability company agreement governing GreenFiber, as in effect at the time of such payment;

          (5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

          (6) as long as no Default has occurred and is continuing or would be caused thereby, the redemption, repurchase or other acquisition of Equity Interests constituting restricted stock repurchased from an employee of Casella or any of its Restricted Subsidiaries in connection with the termination of employment of such employee, in an amount not to exceed the net cash proceeds received from such terminated employee upon issuance of such Equity Interests;

          (7) (i) the redemption in cash on or after August 11, 2007 of the shares of Series A Redeemable Convertible Preferred Stock outstanding on the date hereof pursuant

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                                      -58-

     to the mandatory redemption provisions of the Series A Convertible Preferred Stock and (ii) the payment of dividends on the Series A Redeemable Convertible Preferred Stock by the increase, at or after the relevant dividend payment dates, in the liquidation preference thereof equal to the amount of such dividends; and

          (8) Restricted Payments not to exceed $5.0 million in the aggregate since the Issue Date.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Casella or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities having a fair market value in excess of $5.0 million that are required to be valued by this covenant shall be determined in good faith by the Board of Directors, whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, Casella shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.11 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

          In determining whether any Restricted Payment is permitted by this
Section 4.11, Casella may allocate or reallocate all or any portion of such Restricted Payment between clauses (6) and (8) of the second paragraph of this
Section 4.11 or between such clauses and the Basket; PROVIDED that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under such provisions.

SECTION 4.12.  LIENS.

          Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such is no longer secured by a Lien; PROVIDED that if such obligation is by its terms expressly subordinated to the Notes or any Subsidiary Guarantee, the Lien securing such obligation shall be subordinate and junior to the Lien securing the Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior obligation shall have with respect to the Notes and the Subsidiary Guarantees.

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                                      -59-

SECTION 4.13.  ASSET SALES.

          Casella will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          - Casella or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued, sold or otherwise disposed of;

          - such fair market value, if in excess of $5.0 million, is determined in good faith by Casella's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

          - at least 75% of the consideration therefor received by Casella or such Restricted Subsidiary is in the form of cash or Cash Equivalents and is received at the time of such Asset Sale. For purposes of this provision, each of the following shall be deemed to be cash:

                       (a) the amount of any liabilities shown on Casella's or such Restricted Subsidiary's most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by another Person and from which Casella and its Restricted Subsidiaries are released from further liability; and

                       (b) any securities, notes or other obligations received by Casella or any such Restricted Subsidiary from such transferee that are promptly (subject to ordinary settlement periods) converted by Casella or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

          Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Casella may apply such Net Proceeds at its option:

          (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to permanently reduce a corresponding amount of commitments with respect thereto;

          (2) to make an investment in or expenditures for assets (excluding securities other than Capital Stock of any Person that (A) is or becomes a Guarantor or (B) is

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                                      -60-

     merged, consolidated or amalgamated with or into, or transfers all or substantially all of its assets to, or is liquidated into, Casella or any Guarantor) that replace the assets that were the subject of the Asset Sale or that will be used in the Permitted Business ("REPLACEMENT ASSETS"); and/or

          (3) to redeem Notes pursuant to Section 5 or Section 6 of the Notes.

Pending the final application of any such Net Proceeds, Casella may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

          Any Net Proceeds from Asset Sales that are not applied as provided in the preceding paragraph will constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Casella will make an offer to

          -    all Holders of Notes and

          - all holders of other Indebtedness that ranks PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase (an "ASSET SALE OFFER") the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds (the "ASSET SALE OFFER AMOUNT"). The offer price for Notes in any Asset Sale Offer will be equal to 100% of the principal amount of Notes purchased, plus accrued and unpaid interest, if any, to the date of purchase (the "ASSET SALE PAYMENT"), and will be payable in U.S. Legal Tender. If the aggregate principal amount of Notes and such other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, Casella shall select the Notes and such other PARI PASSU Indebtedness to be purchased on a PRO RATA basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Accordingly, if any Excess Proceeds remain after consummation of an Asset Sale Offer, Casella may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

          When any non-cash consideration received by Casella or any of its Restricted Subsidiaries in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash or Cash Equivalents, such cash and Cash Equivalents must be applied in accordance with this Section 4.13.

          Upon the commencement of an Asset Sale Offer, Casella shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes

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                                      -61-

pursuant to the Asset Sale Offer. Any Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (1)     that the Asset Sale Offer is being made pursuant to this
     Section 4.13;

          (2) the Asset Sale Offer Amount, the Asset Sale Payment and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the "ASSET SALE PAYMENT DATE");

          (3) that any Notes not tendered or accepted for payment shall continue to accrete or accrue interest;

          (4) that, unless Casella defaults in making such payment, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to the Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to Casella, a depository, if appointed by Casella, or the Paying Agent at the address specified in the notice at least three days before the Asset Sale Payment Date;

          (7) that Holders shall be entitled to withdraw their election if Casella, the Depository or the Paying Agent, as the case may be, receives, not later than the Asset Sale Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, Casella shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by Casella so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

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                                      -62-

          (9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On the Asset Sale Payment Date, Casella shall, to the extent lawful:
(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer; (2) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Asset Sale Payment in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by Casella. Casella shall publicly announce the results of the Asset Sale Offer on the Asset Sale Payment Date.

          The Paying Agent shall promptly mail to each Holder of Notes so tendered the Asset Sale Payment for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. However, if the Asset Sale Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Casella will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture relating to an Asset Sale Offer, Casella will not be deemed to have breached its obligations under this Indenture by virtue of complying with such laws or regulations.

SECTION 4.14.  TRANSACTIONS WITH AFFILIATES.

          Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each, an "AFFILIATE TRANSACTION"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to Casella or the relevant Restricted Subsidiary than those that would have been obtained

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                                      -63-

     in a comparable transaction by Casella or such Restricted Subsidiary with an unrelated Person; and

          (2)     Casella delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of Casella set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the Disinterested Directors of Casella, if there are any such Disinterested Directors; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, or in excess of $2.0 million if such transaction has not been approved by a majority of the Disinterested Directors or if at such time there are no Disinterested Directors, an opinion as to the fairness of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the preceding paragraph:

          (1) transactions exclusively between or among Casella and/or one or more of its Restricted Subsidiaries; PROVIDED, in each case, such transaction is not otherwise prohibited by this Indenture and that no Affiliate of Casella (other than a Restricted Subsidiary) owns any Equity Interests in any Restricted Subsidiary that is a party to such transaction;

          (2) any agreement in effect on the Issue Date as in effect on the Issue Date or as thereafter amended in a manner which is, taken as a whole, in the good faith judgment of the Board of Directors of Casella not materially less favorable to Casella or such Restricted Subsidiary than the original agreement as in effect on the Issue Date;

          (3) any employment, compensation, benefit or indemnity agreements, arrangements or plans in respect of any officer, director, employee or consultant of Casella or any of its Restricted Subsidiaries entered into in the ordinary course of business and approved by the Board of Directors of Casella;

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                                      -64-

          (4) loans and advances permitted by clause (6) of the definition of "Permitted Investments";

          (5) transactions between Casella or any of its Restricted Subsidiaries and GreenFiber; PROVIDED, in each case, that (i) such transaction (a) is on terms that are no less favorable to Casella or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Casella or such Restricted Subsidiary with an unrelated Person and (b) is not otherwise prohibited by this Indenture and
     (ii) no Affiliate of Casella (other than a Restricted Subsidiary) owns any Equity Interests in any Person that is a party to such transaction;

          (6)     the issuance and sale of Qualified Capital Stock; and

          (7) Restricted Payments (other than Investments) that are permitted by Section 4.11.

SECTION 4.15.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on or in respect of its Equity Interests to Casella or any of Casella's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Casella or any of Casella's Restricted Subsidiaries;

          (2) make loans or advances to Casella or any of Casella's Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to Casella or any of Casella's Restricted Subsidiaries.

          However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) the Senior Credit Facility or any Existing Indebtedness, in each case, as in effect on the date of this Indenture and any amendments or refinancings thereof; PROVIDED that such amendments or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other restrictions than those contained in the Senior Credit Facility or such Existing Indebtedness, as in effect on the date of this Indenture;

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                                      -65-

          (2)     this Indenture and the Notes;

          (3) applicable law, rule, regulation or order of any governmental authority;

          (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Casella or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (5) customary non-assignment provisions (and sublease restrictions) in leases entered into in the ordinary course of business and consistent with past practices;

          (6) Purchase Money Obligations that impose restrictions only on the property acquired of the nature described in clause (3) of the preceding paragraph;

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition; PROVIDED that such sale or disposition is made in compliance with Section 4.13;

          (8) Permitted Refinancing Indebtedness; PROVIDED that such dividend and other restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.12 that limit the right of Casella or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

          (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (11) customary restrictions on cash or other deposits or net worth imposed by customers or government authorities under contracts or other agreements entered into in the ordinary course of business; and

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                                      -66-

          (12) any agreement relating to a Sale and Leaseback Transaction or Capital Lease Obligation, in each case, otherwise permitted by this Indenture, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a Sale and Leaseback Transaction or capital lease.

SECTION 4.16.  ADDITIONAL SUBSIDIARY GUARANTEES.

          If Casella or any of its Restricted Subsidiaries transfers, acquires or creates another Restricted Subsidiary (other than any Foreign Subsidiary) after the date of this Indenture or transfers or causes to be transferred, in any one transaction or a series of related transactions, any assets in excess of $1,000 to any Restricted Subsidiary (other than a Foreign Subsidiary or the Captive Insurance Subsidiary) that is not a Guarantor, or designates any Unrestricted Subsidiary (other than a Foreign Subsidiary) as a Restricted Subsidiary, then that newly acquired, created, capitalized or designated Restricted Subsidiary must become a Guarantor and shall, within ten business days of the date on which it was so acquired, created, capitalized or designated:

          - execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Casella's obligations under the Notes and this Indenture on the terms set forth in this Indenture and

          - deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

          Notwithstanding the preceding paragraph, any Subsidiary Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances set forth in Section 11.05. The form of the Subsidiary Guarantee is attached hereto as EXHIBIT E.

SECTION 4.17.  NO SENIOR SUBORDINATED DEBT.

          Casella will not, directly or indirectly, incur any Indebtedness that is, or purports to be, subordinate or junior in right of payment to any Senior Debt of Casella and senior in any respect in right of payment to the Notes. No Guarantor will, directly or indirectly, incur any Indebtedness that is, or purports to be, subordinate or junior in right of payment to any

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                                      -67-

Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee. For purposes hereof, unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness solely because it is unsecured, and Indebtedness that is not Guaranteed by a particular Person shall not be deemed to be subordinate or junior to Indebtedness solely because it is not so Guaranteed.

SECTION 4.18.  REPORTS TO HOLDERS.

          Whether or not required by the Commission, so long as any Notes are outstanding, Casella will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Casella were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Casella's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if Casella were required to file such reports.

          If Casella has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Casella and its Restricted Subsidiaries separate from the financial condition and results of operations of Casella's Unrestricted Subsidiaries.

          In addition, whether or not required by the Commission, Casella will file a copy of all of the information and reports referred to in clauses (1) and
(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Casella's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

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                                      -68-

SECTION 4.19.  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

          The Board of Directors of Casella may designate (a "DESIGNATION") any Restricted Subsidiary to be an Unrestricted Subsidiary if such Designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by Casella and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such Designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.11 or for Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such Designation in accordance with the provisions of the second to last paragraph of Section 4.11. Such Designation will be permitted only if such Investment would be a Permitted Investment or otherwise would at the time of such Designation not be prohibited under Section 4.11.

          The Board of Directors of Casella may revoke any Designation of a Subsidiary of Casella as an Unrestricted Subsidiary (a "REVOCATION"); PROVIDED that

          (a) no Default exists at the time of or after giving effect to such Revocation; and

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture.

          Any such Designation or Revocation by the Board of Directors of Casella after the Issue Date shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of Casella giving effect to such Designation or Revocation and an Officers' Certificate certifying that such Designation or Revocation complied with the foregoing provisions.

SECTION 4.20.  SALE AND LEASEBACK TRANSACTIONS.

          Casella will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; PROVIDED that Casella or any Restricted Subsidiary of Casella that is a Guarantor may enter into a Sale and Leaseback Transaction if:

          (1) Casella or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.10 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12;

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                                      -69-

          (2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the assets that are the subject of such Sale and Leaseback Transaction; and

          (3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and Casella applies the proceeds of such transaction in compliance with, Section 4.13 (unless the sale of such assets would not constitute an Asset Sale under the definition of "Asset Sale").

SECTION 4.21. LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED SUBSIDIARIES.

          Casella will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Casella to any Person (other than Casella or a Wholly Owned Restricted Subsidiary of Casella), unless the transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of Section 4.13. In addition, Casella will not permit any of its Wholly Owned Restricted Subsidiaries to issue any of their Equity Interests (other than, if necessary, shares of their Capital Stock constituting directors' qualifying shares) to any Person other than Casella or a Wholly Owned Restricted Subsidiary of Casella. The prohibitions of this Section
4.21 will not apply with respect to the Equity Interests of GreenFiber or any of its Subsidiaries or its direct parent if or when GreenFiber becomes a Wholly Owned Restricted Subsidiary of Casella.

SECTION 4.22.  BUSINESS ACTIVITIES.

          Casella will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

SECTION 4.23.  PAYMENTS FOR CONSENT.

          Casella will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes UNLESS such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

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                                      -70-

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

          (a) Casella may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Casella is the surviving corporation); or (2) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of Casella's properties or assets (determined on a consolidated basis for Casella and its Restricted Subsidiaries), in one or more related transactions, to another Person, unless:

          (1) either: (A) Casella is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than Casella) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (the "SURVIVING PERSON") is a corporation organized under the laws of the United States, any State thereof or the District of Columbia;

          (2) the Surviving Person assumes all the obligations of Casella under the Notes, this Indenture and the Exchange and Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness or Liens incurred, assumed or granted in connection with or in respect of such transaction); and

          (4)     Casella or the Surviving Person:

                  (x) will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Casella immediately preceding the transaction; and

                  (y) will be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

The foregoing clauses (3) and (4) shall not apply to (a) a merger or consolidation of any Restricted Subsidiary with or into Casella or (b) a transaction solely for the purpose of and with the effect of reincorporating Casella in another jurisdiction and/or forming a holding company to hold all of the Capital Stock of Casella or forming an intermediate holding company to hold all of the Capital Stock of Casella's Subsidiaries.

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                                      -71-

          In the event of any transaction described in and complying with the conditions listed in the preceding paragraph in which Casella is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Casella and Casella will be discharged from all obligations and covenants under this Indenture and the Notes.

          (b) No Guarantor may, and Casella will not cause or permit any Guarantor to, consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless:

          (1) immediately after such transaction, no Default exists (including, without limitation, after giving effect to any Indebtedness or Liens incurred, assumed or granted in connection with or in respect of such transaction); and

          (2) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under its Subsidiary Guarantee, this Indenture and the Exchange and Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee.

The requirements of this clause (b) shall not apply to (x) a consolidation or merger of any Guarantor with or into Casella or any other Guarantor so long as Casella or a Guarantor survives such consolidation or merger or (y) the sale by consolidation or merger of a Guarantor, which sale is covered by and complies with Section 4.13.

          (c) Casella will deliver to the Trustee prior to the consummation of each proposed transaction an Officers' Certificate certifying that the conditions set forth above are satisfied and an Opinion of Counsel, which opinion may contain customary exceptions and qualifications, that the proposed transaction and this supplemental indenture, if any, comply with this Indenture.

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                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

          Each of the following is an "EVENT OF DEFAULT":

          (1) default for a continued period of 30 days in the payment when due of interest on the Notes, whether or not prohibited by the subordination provisions of this Indenture;

          (2) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of this Indenture;

          (3)     failure by Casella or any of its Subsidiaries to comply with
     Section 4.09 or 4.13;

          (4) failure by Casella or any of its Restricted Subsidiaries to comply with any of the other agreements or covenants in this Indenture or the Notes for 60 days after delivery of written notice of such failure to comply by the Trustee or Holders of not less than 25% of the principal amount of the Notes then outstanding;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness whether such Indebtedness now exists or is created after the date of this Indenture, if that default:

                  (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

                  (b) results in the acceleration of such Indebtedness prior to its express maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

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                                      -73-

          (6) failure by Casella or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) except as permitted by this Indenture, any Subsidiary Guarantee of any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

          (8) a court having jurisdiction in the premises enters (a) a decree or order for relief in respect of Casella or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging Casella or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Casella or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Casella or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order of the type in clause (a) or (b) above remains unstayed and in effect for a period of 60 consecutive days; or

          (9)     Casella or any of its Significant Subsidiaries:

                  (a) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

                  (b) consents to the entry of a decree or order for relief in respect of Casella or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Casella or any of its Significant Subsidiaries; or

                  (c) files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

                  (d) consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator

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                                      -74-

          or similar official of Casella or any of its Significant Subsidiaries or of any substantial part of its property; or

                  (e)  makes an assignment for the benefit of creditors; or

                  (f) admits in writing its inability to pay its debts generally as they become due.

SECTION 6.02.  ACCELERATION.

          In the case of an Event of Default arising from either Section 6.01(8) or (9) with respect to Casella or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

          At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

          (1) if the rescission would not conflict with any judgment or decree;

          (2) if all existing Defaults have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4) if Casella has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (5) in the event of the cure or waiver of a Default of the type set forth in Section 6.01(8) or (9), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

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                                      -75-

SECTION 6.03.  OTHER REMEDIES.

          If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

          Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in Section 6.01(1) or (2). Casella shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases.

SECTION 6.05.  CONTROL BY MAJORITY.

          The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.  LIMITATION ON SUITS.

          A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

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                                      -76-

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holder or Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and the provision of indemnity; and

          (5) during such 45-day period the Holder or Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

          If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Casella or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate PER ANNUM borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim

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                                      -77-

for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to Casella, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10.  PRIORITIES.

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

          Fourth: to Casella or, if applicable, the Guarantors, as their respective interests may appear.

          The Trustee, upon prior notice to Casella, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the

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                                      -78-

costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

          (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)     Except during the continuance of a Default:

          (1) The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

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                                      -79-

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this
Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Casella. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.  RIGHTS OF TRUSTEE.

          Subject to Section 7.01:

          (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

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                                      -80-

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to Casella, to examine the books, records, and premises of Casella, personally or by agent or attorney at the sole cost of Casella.

          (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

          (j) The Trustee shall not be deemed to have notice of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

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SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Casella, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for Casella's use of the proceeds from the Notes, and it shall not be responsible for any statement of Casella in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05.  NOTICE OF DEFAULT.

          If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Noteholder notice of the uncured Default within 60 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Asset Sale Offer Payment Date pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Noteholders.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each November 15, beginning with November 15, 2003, the Trustee shall, to the extent that any of the events described in TIA
Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

          A copy of each report at the time of its mailing to Noteholders shall be mailed to Casella and filed with the Commission and each securities exchange, if any, on which the Notes are listed.

          Casella shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

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                                      -82-

SECTION 7.07.  COMPENSATION AND INDEMNITY.

          Casella shall pay to the Trustee from time to time such compensation as Casella and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Casella shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

          Casella shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify Casella promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. Casella may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and Casella shall pay the reasonable fees and expenses of such counsel; PROVIDED, HOWEVER, that Casella will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee's defense and there is no conflict of interest between Casella and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. Casella need not pay for any settlement made without its written consent. Casella need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure Casella's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee. The obligations of Casella and the Guarantors under this Section shall not be subordinated to the payment of Senior Debt pursuant to Article Ten or Section
11.02 except assets or money held in trust to pay principal of or interest on particular Notes.

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                                      -83-

          When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(8) or (9) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

          Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

          The Trustee may resign at any time by so notifying Casella in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying Casella and the Trustee and may appoint a successor Trustee. Casella may remove the Trustee if:

          (1)     the Trustee fails to comply with Section 7.10;

          (2)     the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)     the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Casella shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by Casella.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Casella. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Casella or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of Casella.

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                                      -84-

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, Casella's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; PROVIDED that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of Casella are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to Casella and any other obligor of the Notes.

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST CASELLA.

          The Trustee, in its capacity as Trustee hereunder, shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA
Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

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                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  TERMINATION OF CASELLA'S OBLIGATIONS.

          Casella may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and Casella has paid all sums payable by it hereunder, or if:

          (a) either (i) pursuant to Article Three, Casella shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes in accordance with the provisions hereof or (ii) all Notes have otherwise become or will become due and payable within one (1) year hereunder;

          (b) Casella shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amount as is, in the opinion of a nationally recognized firm of independent public accountants, sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; PROVIDED that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, to the payment of said principal, premium, if any, and interest with respect to the Notes; and PROVIDED, FURTHER, that from and after the time of deposit, the U.S. Legal Tender or U.S. Government Obligations, or combination thereof, deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten;

          (c) no Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default resulting from borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, this Indenture, the Senior Credit Facility or any other material agreement or instrument to which Casella or any of its Subsidiaries is a party or by which it is bound;

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                                      -86-

          (d) Casella shall have paid all other sums payable by it hereunder; and

          (e) Casella shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of Casella's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Senior Credit Facility or any other material agreement or instrument then known to such counsel that binds or affects Casella.

          Subject to the next sentence and notwithstanding the foregoing paragraph, Casella's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, Casella's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of Casella's obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

          (a) Casella may, at its option by Board Resolution of the Board of Directors of Casella, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

          (b) Upon Casella's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), Casella shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that Casella shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of Casella, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

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                                      -87-

          (i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

          (ii) Casella's obligations with respect to such Notes under Article Two and Section 4.02 hereof;

          (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and Casella's obligations in connection therewith; and

          (iv)    this Article Eight.

          Subject to compliance with this Article Eight, Casella may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.

          (c) Upon Casella's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), Casella and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their respective obligations under the covenants contained in Sections 4.03 (with respect to Restricted Subsidiaries only), 4.04, 4.05, 4.07 and 4.09 through 4.22 and clause (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section
8.03 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, Casella and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon Casella's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, clauses (3),
(5) and (6) of Section 6.01 hereof shall not constitute Events of Default.

SECTION 8.03.  CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) Casella must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Casella must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of an election under Section 8.02(b) hereof, Casella shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) Casella has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of an election under Section 8.02(c) hereof, Casella shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit), or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; PROVIDED that such Legal Defeasance or Covenant Defeasance, as the case may be, shall be deemed to have occurred on the date of such deposit, subject to an Event of Default from bankruptcy or insolvency within such 91-day period;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Casella or any of its Restricted Subsidiaries is a party or by which Casella or any of its Restricted Subsidiaries is bound;

          (6) Casella must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Casella with the intent of preferring the Holders of Notes over the other creditors of Casella with the intent of defeating, hindering, delaying or defrauding creditors of Casella or others; and

          (7) Casella must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.04.  APPLICATION OF TRUST MONEY.

          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations except as it may agree with Casella.

          Casella shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to Casella from time to time upon Casella's request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in
Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.  REPAYMENT TO CASELLA.

          Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to Casella upon request any excess U.S. Legal Tender and U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to Casella upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; PROVIDED that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of Casella cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to Casella. After payment to Casella, Holders entitled to such money must look to Casella for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Casella's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; PROVIDED that if Casella has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, Casella shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.

          Subject to Section 9.03, Casella, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees without notice to or consent of any Noteholder:

          (1)     to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for the assumption of Casella's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of Casella's assets;

          (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any Holder; or

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

PROVIDED that Casella has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  WITH CONSENT OF HOLDERS.

          (a) Subject to Sections 6.07 and 9.03, Casella, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees, without notice to any other Noteholders. Subject to Sections 6.07 and 9.03, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees without notice to any other Noteholders.

          (b) Notwithstanding Section 9.02(a), without the consent of each Noteholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change or have the effect of changing the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions of Sections
     4.09 and 4.13);

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4) waive an uncured Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the

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                                      -92-

     Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in the Notes;

          (6) impair or affect the right of any Holder of Notes to receive payment of principal of and interest on the Notes on or after the due dates therefor or to institute suit for payment for the enforcement of any such payment on or after the due dates therefor, or make any changes in the provisions of this Indenture permitting Holders of a majority in principal amount of Notes to waive any past Default and its consequences;

          (7) waive a redemption payment with respect to any Note (other than a payment required by one of the provisions of Section 4.09 or Section 4.13, subject to clause (9) below);

          (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

          (9) in the event that a Change of Control has occurred or an Asset Sale has been consummated, amend, change or modify in any material respect the obligation of Casella to make and consummate a Change of Control Offer or make and consummate an Asset Sale Offer with respect to such Change of Control or Asset Sale;

          (10) make any change to Article Ten or Section 11.02 (including the related definitions) that adversely affects the rights of the Holders of the Notes; or

          (11) make any change in the preceding amendment and waiver provisions.

          (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

          (d)     After an amendment, supplement or waiver under this Section
9.02 becomes effective, Casella shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Casella to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

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                                      -93-

SECTION 9.03.  EFFECT ON SENIOR DEBT.

          No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt under Article Ten and
Section 11.02 and the defined terms as used therein without the consent of such holder or its Representative.

SECTION 9.04.  COMPLIANCE WITH TIA.

          From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Notes or the Subsidiary Guarantees shall comply with the TIA as then in effect.

SECTION 9.05.  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or Casella received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          Casella may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. Casella shall inform the Trustee in writing of the fixed record date if applicable.

          After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (11) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.06.  NOTATION ON OR EXCHANGE OF NOTES.

          If an amendment, supplement or waiver changes the terms of a Note, Casella may require the Holder of the Note to deliver it to the Trustee. Casella shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at Casella's expense. Alternatively, if Casella or the Trustee so determines, Casella in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; PROVIDED that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of Casella enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of Casella.

                                   ARTICLE TEN

                             SUBORDINATION OF NOTES

SECTION 10.01. NOTES SUBORDINATED TO SENIOR DEBT.

          Anything herein to the contrary notwithstanding, Casella, for itself and its successors, and each Holder, by his or her acceptance of Notes, agrees that the payment of all Obligations owing to the Holders in respect of the Notes is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Obligations on Senior Debt (including the Obligations with respect to the Senior Credit Facility, whether outstanding on the Issue Date or thereafter incurred). Notwithstanding the foregoing, payments and distributions (A) of Permitted Junior Securities and (B) made relating to the Notes from the trust established pursuant to Article Eight shall not be so subordinated in right of payment, so long as, with respect to (B), (i) the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Senior Credit Facility or any other Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article Ten or Section 11.02 of this Indenture when made.

          This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.02. SUSPENSION OF PAYMENT WHEN SENIOR DEBT IS IN DEFAULT.

          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or fees with respect to, any Senior Debt (a "PAYMENT DEFAULT"), then no payment or distribution of any kind or character shall be made by or on behalf of Casella or any other Person on its or their behalf with respect to any Obligations on or relating to the Notes or to acquire any of the Notes for cash or assets or otherwise.

          (b) If any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "NON-PAYMENT DEFAULT") and if the Representative for the respective issue of Designated Senior Debt gives notice of the Non-Payment Default to the Trustee stating that such notice is a payment blockage notice (a "PAYMENT BLOCKAGE NOTICE"), then during the period (the "PAYMENT BLOCKAGE PERIOD") beginning upon the delivery of such Payment Blockage Notice and ending on the earlier of the 179th day after such delivery and the date on which (x) all events of default with respect to all Designated Senior Debt have been cured or waived or cease to exist, (y) all Designated Senior Debt with respect to which any such Non-Payment Default has occurred and is continuing is discharged or paid in full in cash or cash equivalents, or (z) the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, neither Casella nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on or with respect to the Notes or (y) acquire any of the Notes for cash or assets or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 10.02(b), no Non-Payment

Default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

          (c) The foregoing Sections 10.02(a) and (b) shall not apply to payments and distributions (A) of Permitted Junior Securities and (B) made relating to the Notes from the trust established pursuant to Article Eight, so long as, with respect to (B), (i) the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Senior Credit Facility or any other Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article Ten when made.

          (d) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 10.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts outstanding on the Senior Debt, if any, received from the holders of the Senior Debt (or their Representatives).

          Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; PROVIDED that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or cash equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

SECTION 10.03. NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT ON
               DISSOLUTION, LIQUIDATION OR REORGANIZATION OF CASELLA.

          (a) Upon any payment or distribution of assets of Casella of any kind or character, whether in cash, assets or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of Casella or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to Casella or its assets, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on or relating to the Notes, or for the acquisition of any of the Notes for cash or assets or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of Casella of any kind or character, whether in cash, assets or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by Casella or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

          (b) To the extent any payment of Senior Debt (whether by or on behalf of Casella, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of Casella's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or cash equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article Ten, with any turnover of payments as otherwise calculated pursuant to this Article Ten to be made as if no such diminution had occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of Casella of any kind or character, whether in cash, assets or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.03,

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                                      -98-

such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (d) The consolidation of Casella with, or the merger of Casella with or into, another Person or the liquidation or dissolution of Casella following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume Casella's obligations hereunder in accordance with Article Five hereof.

SECTION 10.04. PAYMENTS MAY BE MADE PRIOR TO DISSOLUTION.

          Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) Casella, except under the conditions described in Sections
10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer of the Trustee shall have actually received the written notice provided for in the first sentence of Section 10.02(b) or in Section 10.07 (PROVIDED that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.02 and/or 10.03 (and the respective such payments) shall otherwise be subject to the provisions of Section 10.02 and Section 10.03). Casella shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of Casella, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 10.05. HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT.

          Subject to the payment in full in cash or cash equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive

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                                      -99-

payments or distributions of cash, assets or securities of Casella applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of Casella, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between Casella and the Holders, be deemed to be a payment by Casella to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 10.06. OBLIGATIONS OF CASELLA UNCONDITIONAL.

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among Casella, its creditors other than the holders of Senior Debt, and the Holders, the obligation of Casella, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of Casella other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, assets or securities of Casella received upon the exercise of any such remedy.

SECTION 10.07. NOTICE TO TRUSTEE.

          Casella shall give prompt written notice to the Trustee of any fact known to Casella which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from Casella, or from a holder of Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section
10.07 to establish that such notice has been given by a holder of Senior Debt (or a trustee thereof).

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to

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                                      -100-

furnish evidence to the satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.08. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

          Upon any payment or distribution of assets of Casella referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of Casella, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09. TRUSTEE'S RELATION TO SENIOR DEBT.

          The Trustee and any agent of Casella or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

          Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

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                                      -101-

SECTION 10.10. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF CASELLA
               OR HOLDERS OF SENIOR DEBT.

          No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Casella or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Casella with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against Casella and any other Person.

SECTION 10.11. NOTEHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF
               NOTES.

          Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of Casella (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of Casella, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment

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                                      -102-

or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12. THIS ARTICLE TEN NOT TO PREVENT EVENTS OF DEFAULT.

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.13. TRUSTEE'S COMPENSATION NOT PREJUDICED.

          Nothing in this Article Ten will apply to amounts due to the Trustee (other than payments of Obligations owing to Holders in respect of Notes) pursuant to other sections of this Indenture.

                                 ARTICLE ELEVEN

                              SUBSIDIARY GUARANTEE

SECTION 11.01. UNCONDITIONAL GUARANTEE.

          Subject to the provisions of this Article Eleven, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of Casella or any other Guarantors to the Holders or the Trustee hereunder or thereunder: (a) (x) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and (z) the due and punctual payment and performance of all other obligations of Casella and all other obligations of the other Guarantors (including under the Subsidiary Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section
7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the "GUARANTEE OBLIGATIONS"); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of

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                                      -103-

any other obligation of Casella to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. A Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of Casella.

          Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against Casella, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Casella, any right to require a proceeding first against Casella, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Subsidiary Guarantee. This Subsidiary Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to Casella or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to Casella or such Guarantor, any amount paid by Casella or such Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

SECTION 11.02. SUBORDINATION OF SUBSIDIARY GUARANTEE.

          The obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article Eleven shall be junior and subordinated to the prior payment in full in cash or Cash Equivalents of the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of Casella. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of

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                                      -104-

the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Ten hereof.

SECTION 11.03. LIMITATION ON GUARANTOR LIABILITY.

          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this Article Eleven shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.04. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

          To further evidence its Subsidiary Guarantee set forth in
Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee, substantially in the form of EXHIBIT E hereto, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Subsidiary Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Each of the Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          If an Officer of a Guarantor whose signature is on this Indenture or a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Subsidiary Guarantee is endorsed or at any time thereafter, such Guarantor's Subsidiary Guarantee of such Note shall nevertheless be valid.

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                                      -105-

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.05. RELEASE OF A GUARANTOR.

          The Subsidiary Guarantee of a Guarantor will be released:

          (a) upon the sale or other disposition (including by way of merger or consolidation), to any Person that is not an Affiliate of Casella, of all of the Capital Stock of that Guarantor held by Casella or any of its Restricted Subsidiaries or of all or substantially all of the assets of that Guarantor; PROVIDED that such sale or other disposition is made in accordance with this Indenture and, if Casella or any of its Restricted Subsidiaries intends to comply with the provisions of Section 4.13 by purchasing Replacement Assets, Casella delivers to the Trustee a written agreement that it will do so within the time frame set forth in Section 4.13; or

          (b) if Casella designates such Guarantor as an Unrestricted Subsidiary in accordance with this Indenture;

PROVIDED, HOWEVER, in either case that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its Guarantees of any Indebtedness of Casella or any Indebtedness of any other Guarantor shall also terminate upon such release and none of its Equity Interests are pledged for the benefit of any holder of any Indebtedness of Casella or any Indebtedness of any Restricted Subsidiary of Casella.

          The Trustee shall execute an appropriate instrument prepared by Casella evidencing the release of a Guarantor from its obligations under its Subsidiary Guarantee upon receipt of a request by Casella or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.05; PROVIDED, HOWEVER, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of Casella.

          Except as set forth in Articles Four and Five and this Section 11.05, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into Casella or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to Casella or another Guarantor.

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                                      -106-

SECTION 11.06. WAIVER OF SUBROGATION.

          Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against Casella that arise from the existence, payment, performance or enforcement of Casella's obligations under the Notes or this Indenture and such Guarantor's obligations under this Subsidiary Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against Casella, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from Casella, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

SECTION 11.07. IMMEDIATE PAYMENT.

          Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 11.08. NO SET-OFF.

          Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

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                                      -107-

SECTION 11.09. GUARANTEE OBLIGATIONS ABSOLUTE.

          The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 11.10. GUARANTEE OBLIGATIONS CONTINUING.

          The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 11.11. GUARANTEE OBLIGATIONS NOT REDUCED.

          The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 11.12. GUARANTEE OBLIGATIONS REINSTATED.

          The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of Casella or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of Casella or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by Casella or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of Casella or such

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                                      -108-

Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 11.13. GUARANTEE OBLIGATIONS NOT AFFECTED.

          The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

          (a) any limitation of status or power, disability, incapacity or other circumstance relating to Casella or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting Casella or any other Person;

          (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of Casella or any other Person under this Indenture, the Notes or any other document or instrument;

          (c) any failure of Casella or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes or any Subsidiary Guarantee, or to give notice thereof to a Guarantor;

          (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against Casella or any other Person or their respective assets or the release or discharge of any such right or remedy;

          (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to Casella or any other Person;

          (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

          (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of Casella or a Guarantor;

          (h) any merger or amalgamation of Casella or a Guarantor with any Person or Persons;

          (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Subsidiary Guarantee; and

          (j) any other circumstance, including release of a Guarantor pursuant to Section 11.05 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of Casella under this Indenture or the Notes or of a Guarantor in respect of its Subsidiary Guarantee hereunder.

SECTION 11.14. WAIVER.

          Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on Casella, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to Casella or any Guarantor of any kind whatsoever.

SECTION 11.15. NO OBLIGATION TO TAKE ACTION AGAINST CASELLA.

          Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against Casella or any other Person or any property of Casella or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Subsidiary Guarantees or under this Indenture.

SECTION 11.16. DEALING WITH CASELLA AND OTHERS.

          The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

          (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to Casella or any other Person;

          (b) take or abstain from taking security or collateral from Casella or from perfecting security or collateral of Casella;

          (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by Casella or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

          (d)     accept compromises or arrangements from Casella;

          (e) apply all monies at any time received from Casella or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (f) otherwise deal with, or waive or modify their right to deal with, Casella and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 11.17. DEFAULT AND ENFORCEMENT.

          If any Guarantor fails to pay in accordance with Section 11.07 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Subsidiary Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 11.18. AMENDMENT, ETC.

          No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 11.19. ACKNOWLEDGMENT.

          Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

SECTION 11.20. COSTS AND EXPENSES.

          Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Subsidiary Guarantee.

SECTION 11.21. NO MERGER OR WAIVER; CUMULATIVE REMEDIES.

          No Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Subsidiary Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or Casella and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.22. SURVIVAL OF GUARANTEE OBLIGATIONS.

          Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of the Guarantee Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by Casella or any Guarantor.

SECTION 11.23. GUARANTEE IN ADDITION TO OTHER GUARANTEE OBLIGATIONS.

          The obligations of each Guarantor under its Subsidiary Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 11.24. SEVERABILITY.

          Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

SECTION 11.25. SUCCESSORS AND ASSIGNS.

          Each Subsidiary Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. TIA CONTROLS.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

SECTION 12.02. NOTICES.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to Casella or a Guarantor:

          c/o Casella Waste Systems, Inc.
          25 Greens Hill Lane
          Rutland, Vermont 05701
          Attention: General Counsel

          Telephone: (802) 775-0325
          Facsimile: (802) 770-5348

     with a copy to:

          Hale and Dorr LLP
          60 State Street
          Boston, Massachusetts 02109
          Attention: Jeffrey Stein, Esq.

          Telephone: (617) 526-6624
          Facsimile: (617) 526-5000
     if to the Trustee:

          U.S. Bank National Association
          Corporate Trust Services
          Goodwin Square, 23rd Floor
          225 Asylum Street
          Hartford, CT 06103
          Attention: Corporate Trust Department

          Telephone: (860) 244-1859
          Facsimile: (860) 244-1897

     with a copy to:

          Nixon Peabody LLP
          101 Federal Street
          Boston, MA 02110
          Jonathan Winnick, Esq.

          Telephone: (617) 345-1203
          Facsimile: (860) 244-1539

          Each of Casella and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to Casella and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

          Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture, the Notes or the Subsidiary Guarantees. Casella, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by Casella to the Trustee to take any action under this Indenture, Casella shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by Casella, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

          The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07. LEGAL HOLIDAYS.

          If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 12.08. GOVERNING LAW.

          THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of Casella or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. NO RECOURSE AGAINST OTHERS.

          No director, officer, employee, incorporator or stockholder of Casella or of any Guarantor, as such, shall have any liability for any obligations of Casella or the Guarantors under the Notes, this Indenture, the Guarantors' Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.11. SUCCESSORS.

          All agreements of Casella and the Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12. DUPLICATE ORIGINALS.

          All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13. SEVERABILITY.

          In case any one or more of the provisions in this Indenture, in the Notes or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

                                  CASELLA WASTE SYSTEMS, INC.,
                                  as Issuer


                                  By: /s/ Richard A. Norris
                                      -----------------------------------
                                      Name: Richard A. Norris
                                      Title: Senior Vice President, Chief
                                             Financial Officer and Treasurer

                                     Guarantors:

                                     ALL CYCLE WASTE, INC.
                                     ALTERNATE ENERGY, INC.
                                     ATLANTIC COAST FIBERS, INC.
                                     B. AND C. SANITATION CORPORATION
                                     BLASDELL DEVELOPMENT GROUP, INC.
                                     BRISTOL WASTE MANAGEMENT, INC.
                                     CASELLA NH INVESTORS CO., LLC
                                     CASELLA NH POWER CO., LLC
                                     CASELLA RTG INVESTORS CO., LLC
                                     CASELLA TRANSPORTATION, INC.
                                     CASELLA WASTE MANAGEMENT OF
                                        MASSACHUSETTS, INC.
                                     CASELLA WASTE MANAGEMENT OF N.Y., INC.
                                     CASELLA WASTE MANAGEMENT OF
                                        PENNSYLVANIA, INC.
                                     CASELLA WASTE MANAGEMENT, INC.
                                     DATA DESTRUCTION SERVICES, INC.
                                     FAIRFIELD COUNTY RECYCLING, INC.
                                     FCR CAMDEN, INC.
                                     FCR FLORIDA, INC.
                                     FCR GREENSBORO, INC.
                                     FCR GREENVILLE, INC.
                                     FCR MORRIS, INC.
                                     FCR PLASTICS, INC.
                                     FCR REDEMPTION, INC.
                                     FCR TENNESSEE, INC.
                                     FCR VIRGINIA, INC.
                                     FCR, INC.
                                     FOREST ACQUISITIONS, INC.
                                     GRASSLANDS INC.
                                     HAKES C & D DISPOSAL, INC.
                                     HIRAM HOLLOW REGENERATION CORP.
                                     THE HYLAND FACILITY ASSOCIATES
                                          By: Casella Waste Management of N.Y.,
                                              Inc., managing partner
                                     K-C INTERNATIONAL, LTD.
                                     KTI BIO FUELS, INC.
                                     KTI ENERGY OF VIRGINIA, INC.
                                     KTI ENVIRONMENTAL GROUP, INC.
                                     KTI NEW JERSEY FIBERS, INC.
                                     KTI OPERATIONS INC.
                                     KTI RECYCLING OF NEW ENGLAND, INC.
                                     KTI RECYCLING OF NEW JERSEY, INC.
                                     KTI SPECIALTY WASTE SERVICES, INC.

                                     KTI, INC.
                                     MAINE ENERGY RECOVERY COMPANY,
                                        LIMITED PARTNERSHIP
                                          By: KTI Environmental Group, Inc.,
                                              general partner
                                     MECKLENBURG COUNTY RECYCLING, INC.
                                     NATURAL ENVIRONMENTAL, INC.
                                     NEW ENGLAND LANDFILL SOLUTIONS, LLC
                                          By: Rochester Environmental Park, LLC
                                     NEW ENGLAND WASTE SERVICES OF
                                        MASSACHUSETTS, INC.
                                     NEW ENGLAND WASTE SERVICES OF ME, INC.
                                     NEW ENGLAND WASTE SERVICES OF N.Y.,
                                        INC.
                                     NEW ENGLAND WASTE SERVICES OF
                                        VERMONT, INC.
                                     NEW ENGLAND WASTE SERVICES, INC.
                                     NEWBURY WASTE MANAGEMENT, INC.
                                     NORTH COUNTRY ENVIRONMENTAL
                                        SERVICES, INC.
                                     NORTHERN PROPERTIES CORPORATION OF
                                        PLATTSBURGH
                                     NORTHERN SANITATION, INC.
                                     PERC, INC.
                                     PERC MANAGEMENT COMPANY LIMITED
                                        PARTNERSHIP
                                          By: PERC, Inc., general partner
                                     PINE TREE WASTE, INC.
                                     R.A. BRONSON INC.
                                     RESOURCE RECOVERY OF CAPE COD, INC.
                                     RESOURCE RECOVERY SYSTEMS OF
                                        SARASOTA, INC.
                                     RESOURCE RECOVERY SYSTEMS, INC.
                                     RESOURCE TRANSFER SERVICES, INC.
                                     RESOURCE WASTE SYSTEMS, INC.
                                     ROCHESTER ENVIRONMENTAL PARK, LLC
                                     SCHULTZ LANDFILL, INC.
                                     SUNDERLAND WASTE MANAGEMENT, INC.
                                     U.S. FIBER, INC.
                                     WASTE-STREAM INC.
                                     WESTFIELD DISPOSAL SERVICE, INC.
                                     WINTERS BROTHERS, INC.


                                     By: /s/ Richard A. Norris
                                         ------------------------
                                         Name:  Richard A. Norris
                                         Title: Vice President and Treasurer

                                     U.S. BANK NATIONAL ASSOCIATION,
                                     as Trustee


                                     By: /s/ Arthur L. Blakeslee
                                         -----------------------------------
                                         Name: Arthur L. Blakeslee
                                         Title: Assistant Vice President

                                                                       EXHIBIT A

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

                           CASELLA WASTE SYSTEMS, INC.
                      9.75% Senior Subordinated Notes 2013

                                                                  CUSIP No.
No.                                                                 $

          CASELLA WASTE SYSTEMS, INC., a Delaware corporation ("Casella", which term includes any successor corporation), for value received promises to pay to
CEDE & CO. or its registered assigns, the principal sum of                on
February 1, 2013.

          Interest Payment Dates: February 1 and August 1.

          Record Dates: January 15 and July 15.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, Casella has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

                                         CASELLA WASTE SYSTEMS, INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 9.75% Senior Subordinated Notes due 2013 described in the within-mentioned Indenture.

Dated:                                   U.S. BANK NATIONAL ASSOCIATION,
                                         as Trustee


                                         By:
                                             -----------------------------------
                                             Authorized Signatory

                                (Reverse of Note)

                    9.75% Senior Subordinated Notes due 2013

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          SECTION 1. INTEREST. Casella Waste Systems, Inc., a Delaware corporation ("CASELLA"), promises to pay interest on the principal amount of this Note at 9.75% per annum from the date of the authentication of this Note by the Trustee until maturity. Casella will pay interest semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"), commencing on the Interest Payment Date next succeeding the date of the authentication of this Note by the Trustee. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid or a Note is issued after January 24, 2003, from the date of original issuance of such Note; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Casella shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 2. METHOD OF PAYMENT. Casella will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $1,000 and integral multiples thereof. Casella shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of Casella maintained for such purpose or, at the option of Casella, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to Casella prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by Casella, Casella's office or agency in New York will be the office of the Trustee maintained for such purpose.

          SECTION 3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. Casella may change any Paying Agent or Registrar without notice to any Holder. Casella or any of its Subsidiaries may act in any such capacity.

          SECTION 4. INDENTURE AND SUBORDINATION. Casella issued the Notes under an Indenture dated as of January 24, 2003 ("INDENTURE") by and among Casella, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Debt.

          SECTION 5. OPTIONAL REDEMPTION. Except as set forth in Section 6 hereof, the Notes will not be redeemable at Casella's option prior to February 1, 2008. On or after February 1, 2008, the Notes will be subject to redemption at any time at the option of Casella, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

          YEAR                                                  PERCENTAGE
          ----                                                  ----------
          2008..........................................         104.875%
          2009..........................................         103.250%
          2010..........................................         101.625%
          2011 and thereafter...........................         100.000%

          SECTION 6. OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERING. At any time on or prior to February 1, 2006, Casella may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 109.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of Public Equity Offerings by Casella; PROVIDED that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Casella and its Subsidiaries) and (ii) such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering (disregarding the date of the closing of any over-allotment option with respect thereto).

          SECTION 7. MANDATORY REDEMPTION. For the avoidance of doubt, an offer to purchase pursuant to Section 8 hereof shall not be deemed a redemption. Casella shall not be required to make mandatory redemption payments with respect to the Notes.

          SECTION 8. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, Casella will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

          Casella is, subject to certain conditions and exceptions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

          SECTION 9. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          SECTION 10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Casella may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Casella or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, Casella or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

          SECTION 11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          SECTION 12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.

Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the rights of any Holder of a Note.

          SECTION 13. DEFAULTS AND REMEDIES. If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to Casella or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.

          SECTION 14. RESTRICTIVE COVENANTS. The Indenture contains certain covenants that, among other things, limit the ability of Casella and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of Casella, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. Casella must annually report to the Trustee on compliance with such limitations.

          SECTION 15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of Casella or any Guarantor, as such, shall have any liability for any obligations of Casella or the Guarantors under the Notes, the Indenture, the Guarantors' Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          SECTION 16. SUBSIDIARY GUARANTEES. This Note will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          SECTION 17. TRUSTEE DEALINGS WITH CASELLA. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with Casella, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          SECTION 18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          SECTION 19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          SECTION 20. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. Pursuant to, but subject to the exceptions in, the Exchange and Registration Rights Agreement, Casella and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 9.75% Senior Subordinated Note due 2013 of Casella which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such note shall not be entitled to Liquidated Damages). The Holders shall be entitled to receive certain Liquidated Damages in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Exchange and Registration Rights Agreement.(a)

          SECTION 21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Casella has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

----------
(a)  This Section not to appear on Exchange Notes

          SECTION 22. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          Casella will furnish to any Holder upon written request and without charge a copy of the Indenture.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Note on the books of Casella. The agent may substitute another to act for him.

Dated:                                  Signed:
       -----------------                       --------------------------------
                                                (Sign exactly as name appears on
                                                the other side of this Note)

Signature Guarantee:
                                 -----------------------------------------------
                                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [CHECK ONE]

(1) / / to Casella or a subsidiary thereof; or

(2) / / pursuant to and in compliance with Rule 144A under the Securities Act;
        or

(3) / / to an institutional "accredited investor" (as defined in Rule 501(a)(1),
        (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) / / outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) / / pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) / / pursuant to an effective registration statement under the Securities Act; or

(7) / / pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of Casella as defined in Rule 144 under the Securities Act (an "Affiliate"):

          / / The transferee is an Affiliate of Casella.

          Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item
(3), (4), (5) or (7) is checked, Casella or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or Casella has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:                                 Signed:
       -------------------------                 ------------------------------
                                                 (Sign exactly as name appears
                                                 on the other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Casella as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ----------------------                 -----------------------------------
                                             NOTICE:  To be executed by an
                                                      executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by Casella pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

          Section 4.09 / /               Section 4.13 / /

          If you want to elect to have only part of this Note purchased by Casella pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount: $___________


Dated:                                  Signed:
      -----------------                        ----------------------------
                                                (Sign exactly as name
                                                appears on the other side
                                                of this Note)

Signature Guarantee:
                                 -----------------------------------------------
                                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B

                                 FORM OF LEGENDS

          Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the Issue Date, unless otherwise agreed by Casella and the Holder thereof:

          THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND OTHER JURISDICTIONS.

          Each Global Note authenticated and delivered hereunder shall also bear the following legend:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO CASELLA OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT C

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                               [        ], [   ]

U.S. Bank National Association
Corporate Trust Services
Goodwin Square, 23rd Floor
225 Asylum Street
Hartford, CT 06103

Ladies and Gentlemen:

          In connection with our proposed purchase of 9.75% Senior Subordinated Notes due 2013 (the "Notes") of CASELLA WASTE SYSTEMS, INC., a Delaware corporation ("Casella"), we confirm that:

          1. We have received a copy of the Offering Circular (the "Offering Circular"), dated January 21, 2003, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of such Offering Circular, including the restrictions on duplication and circulation of the Offering Circular.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") as described in the Offering Circular and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to Casella or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor"

(as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (vi) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if Casella so requests) or (vii) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended), except as permitted in the section entitled "Notice to Investors" of the Offering Circular.

          5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and Casella such certification, legal opinions and other information as the Trustee and Casella may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, Casella, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,

                                         [Name of Transferee]


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT D

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                                               [        ], [   ]
U.S. Bank National Association
Corporate Trust Services
Goodwin Square, 23rd Floor
225 Asylum Street
Hartford, CT 06103

          Re: Casella Waste Systems, Inc. ("Casella") 9.75% Senior Subordinated Notes due 2013 (The "Notes")

Ladies and Gentlemen:

          In connection with our proposed sale of $[ ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You, Casella and counsel for Casella are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,

                                         [Name of Transferor]


                                         By:
                                            ------------------------------------
                                                   Authorized Signature

                                                                       EXHIBIT E

                              SUBSIDIARY GUARANTEE

          For value received, each of the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payment in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of Casella under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Subsidiary Guarantee. This Subsidiary Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of January 24, 2003, among Casella Waste Systems, Inc., a Delaware corporation, as issuer ("Casella"), the Guarantors named therein and U.S. Bank National Association, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.

          No director, officer, employee, incorporator or stockholder of any Guarantor, as such, shall have any liability for any obligations of the Guarantors under the Guarantors' Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.

          This Subsidiary Guarantee is subordinated in right of payment, in the manner and to the extent set forth in Article Eleven of the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Debt of the Guarantors, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

          THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Subsidiary Guarantee.

          This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

          IN WITNESS WHEREOF, each Guarantor has caused its Subsidiary Guarantee to be duly executed.

Date:

                                              [            ]


                                              By:
                                                  ---------------------------
                                                  Name:
                                                  Title: